   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 1995

                                                  REGISTRATION NO. 33-58919

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                      COLUMBIA/HCA HEALTHCARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                      8062                   75-2497104
     (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)

                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203
                                 (615) 327-9551
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             STEPHEN T. BRAUN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                      COLUMBIA/HCA HEALTHCARE CORPORATION
                              201 WEST MAIN STREET
                           LOUISVILLE, KENTUCKY 40202
                                 (502) 572-2000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)
                               ----------------
                                   Copies to:
        Allan G. Sperling, Esq.                 Ronald J. Frappier, Esq.
        Cleary, Gottlieb, Steen                   Jenkens & Gilchrist
               & Hamilton                      A Professional Corporation
           One Liberty Plaza                        1445 Ross Avenue
        New York, New York 10006                       Suite 3200
             (212) 225-2000                       Dallas, Texas 75202
                                                     (214) 855-4500
                               ----------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
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                                               PROPOSED        PROPOSED
                                               MAXIMUM          MAXIMUM        AMOUNT OF
  TITLE OF EACH CLASS OF      AMOUNT TO BE  OFFERING PRICE     AGGREGATE      REGISTRATION
SECURITIES TO BE REGISTERED    REGISTERED      PER UNIT    OFFERING PRICE(1)     FEE(2)
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Notes due June 15,
 2005..................       $500,000,000       100%        $500,000,000       $172,414
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Notes due June 15,
 2000..................       $200,000,000       100%        $200,000,000       $ 68,966
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Notes due June 15,
 2025..................       $300,000,000       100%        $300,000,000       $103,448
------------------------------------------------------------------------------------------
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(1) Pursuant to Rule 457(f)(1) and (3) under the Securities Act of 1933, as amended, each amount in this column is the market value of the maximum amount of notes or debentures to be received by the Registrant from tendering holders in exchange for the specified issue of Notes, less the estimated amount of cash to be paid by the Registrant to tendering holders, pursuant to the exchange offers described herein.
(2) The registration fee has been computed pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
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                      COLUMBIA/HCA HEALTHCARE CORPORATION

                             CROSS-REFERENCE SHEET
            PURSUANT TO ITEM 501 OF REGULATION S-K SHOWING LOCATION
           IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

         S-4 ITEM NUMBER AND HEADING           CAPTION OR LOCATION IN PROSPECTUS
         ---------------------------           ---------------------------------
  1. Forepart of Registration Statement and
      Outside Front Cover of Prospectus.....   Facing Page; Cross Reference
                                                Sheet; Outside Front Cover Page.
  2. Inside Front and Outside Back Cover
      Pages.................................   Inside Front and Outside Back
                                                Cover Pages; Available
                                                Information; Incorporation of
                                                Certain Documents by Reference;
                                                Table of Contents.
  3. Risk Factors, Ratio of Earnings to
      Fixed Charges and Other Information...   Prospectus Summary; Investment
                                                Considerations; Supplemental
                                                Selected Financial Data--The
                                                Company; Selected Financial
                                                Data--The Company; Selected
                                                Financial Data--Healthtrust; The
                                                Company; Recent Developments.
  4. Terms of the Transaction...............   Outside Front Cover Page;
                                                Prospectus Summary; Investment
                                                Considerations; The Exchange
                                                Offers; The Consent
                                                Solicitation; The Proposed
                                                Amendments; Description of New
                                                Securities; Certain Federal
                                                Income Tax Considerations.
  5. Pro Forma Financial Information........   Not Applicable.
  6. Material Contacts With the Company
      Being Acquired........................   Recent Developments.
  7. Additional Information Required for
      Reoffering by Persons and Parties
      Deemed to be Underwriters.............   Not Applicable.
  8. Interests of Named Experts and Counsel.   Legal Matters.
  9. Disclosure of Commission Position on
      Indemnification For Securities Act
      Liabilities...........................   Not Applicable.
 10. Information with Respect to S-3
      Registrants...........................   The Company; Recent Developments.
 11. Incorporation of Certain Information by
      Reference.............................   Incorporation of Certain
                                                Documents by Reference.
 12. Information with Respect to S-2 or S-3
      Registrants...........................   Not Applicable.
 13. Incorporation of Certain Information by
      Reference.............................   Not Applicable.
 14. Information with Respect to Registrants
      Other than S-2 or S-3 Registrants.....   Not Applicable.
 15. Information with Respect to S-3
      Companies.............................   Not Applicable.
 16. Information with Respect to S-2 or S-3
      Companies.............................   Not Applicable.
 17. Information with Respect to Companies
      Other than S-2 or S-3 Companies.......   Not Applicable.
 18. Information if Proxies, Consents or
      Authorizations are to be Solicited....   Prospectus Summary; The Exchange
                                                Offers.
 19. Information if Proxies, Consents or
      Authorizations are not to be
      Solicited, or in an Exchange Offer....   Not Applicable.

PROSPECTUS AND CONSENT SOLICITATION

                                 $1,000,000,000

                      COLUMBIA/HCA HEALTHCARE CORPORATION

                               OFFER TO EXCHANGE

  $500,000,000 NOTES OF COLUMBIA/HCA HEALTHCARE CORPORATION DUE JUNE 15, 2005

                                FOR ANY AND ALL
 10 3/4% SUBORDINATED NOTES OF HEALTHTRUST, INC.--THE HOSPITAL COMPANY DUE 2002
                                      AND

  $200,000,000 NOTES OF COLUMBIA/HCA HEALTHCARE CORPORATION DUE JUNE 15, 2000

                                FOR ANY AND ALL
 10 1/4% SUBORDINATED NOTES OF HEALTHTRUST, INC.--THE HOSPITAL COMPANY DUE 2004
                                      AND

  $300,000,000 NOTES OF COLUMBIA/HCA HEALTHCARE CORPORATION DUE JUNE 15, 2025

                                FOR ANY AND ALL
 8 3/4% SUBORDINATED DEBENTURES OF HEALTHTRUST, INC.--THE HOSPITAL COMPANY DUE
                                      2005
                                      AND
                              CONSENT SOLICITATION

Columbia/HCA Healthcare Corporation (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and Consent Solicitation (together, the "Prospectus") and the accompanying Letters of Transmittal and Consent (each a "Letter of Transmittal"), to exchange (i)
$1,000 principal amount of the Company's Notes due June 15, 2005 (the "New 2005 Notes") plus an amount of cash based on a fixed spread pricing formula described herein, for each $1,000 principal amount of 10 3/4% Subordinated
Notes of Healthtrust, Inc.--The Hospital Company ("Healthtrust") due 2002 (the "Old 10 3/4% Notes") properly tendered, (ii) $1,000 principal amount of the Company's Notes due June 15, 2000 (the "New 2000 Notes") plus an amount of cash based on a fixed spread pricing formula described herein, for each $1,000 principal amount of 10 1/4% Subordinated Notes of Healthtrust due 2004 (the
"Old 10 1/4% Notes") properly tendered and (iii) $1,000 principal amount of the Company's Notes due June 15, 2025 (the "New 2025 Notes") plus an amount of cash based on a fixed spread pricing formula described herein, for each $1,000 principal amount of 8 3/4% Subordinated Debentures of Healthtrust due 2005 (the "Old 8 3/4% Debentures") properly tendered (each such offer being referred to herein individually as an "Exchange Offer" and collectively as the "Exchange Offers"). The Old 10 3/4% Notes, Old 10 1/4% Notes and Old 8 3/4% Debentures are referred to collectively herein as the "Old Securities"; the New 2005
Notes, New 2000 Notes and New 2025 Notes are referred to collectively herein as the "New Securities." The New Securities, unlike the Old Securities which are subordinated to senior indebtedness of the Company and Healthtrust, will be unsubordinated senior obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated senior indebtedness of the Company.
                                                            cover page continued

 EACH EXCHANGE OFFER WILL EXPIRE ON FRIDAY, JUNE 23, 1995, UNLESS EXTENDED (THE "EXPIRATION DATE"), AT 11:59 P.M., NEW YORK CITY TIME. OLD SECURITIES TENDERED FOR EXCHANGE MAY BE WITHDRAWN AT ANY TIME PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

SEE "INVESTMENT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE EXCHANGE OFFERS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS AND CONSENT SOLICITATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

For further information relating to the Exchange Offers, please call the Dealer Manager at the telephone numbers set forth on the back cover page hereof. To obtain copies of this Prospectus, please contact the Information Agent.

The Dealer Manager for the Exchange Offers is:
---------------------------------
         SALOMON BROTHERS INC
         ----------------------------------------------------------------------

         The date of this Prospectus is May 25, 1995.

cover page continued

For each issue of Old Securities, a price that includes accrued but unpaid interest to the Exchange Date (a "Reference Total Price") will be determined using a specified fixed spread pricing formula for such issue. Such Reference Total Price will be based on a yield to a specified redemption date for such issue, equal to the yield on a specified U.S. Treasury Security for such issue (a "Benchmark Treasury Security") plus a specified number of basis points for such issue. The redemption price for such issue on the specified redemption date will be used in determining such Reference Total Price. For each issue of New Securities, an interest rate will be determined, equal to the yield on a specified Benchmark Treasury Security for such issue plus a specified number of basis points for such issue. A tendering holder of a particular issue of Old Securities will receive, for each $1,000 principal amount of such Old Securities tendered and accepted by the Company, $1,000 principal amount of the corresponding issue of New Securities and an amount of cash equal to the amount by which the Reference Total Price for the tendered issue of Old Securities exceeds $1,000. Each price and interest rate determination will be based on the yield on the relevant Benchmark Treasury Security as of 4:00 p.m., New York City time, on the second business day prior to the Expiration Date (the "Pricing Time"). New Securities will be delivered and cash payments will be made by check (in New York next day funds) on the fifth business day following the Expiration Date (the "Exchange Date").

Assuming that as of the Pricing Time the yields on the Benchmark Treasury Securities are the same as they were as of 4:00 p.m., New York City time, on May 22, 1995, and assuming an Exchange Date of June 30, 1995 (which will be the Exchange Date for each Exchange Offer unless such Exchange Offer is extended), the total consideration that tendering holders would receive in exchange for $1,000 principal amount of each issue of Old Securities accepted by the Company would be as follows: (i) Old 10 3/4% Notes: $128.23 in cash and $1,000 principal amount of New 2005 Notes with an interest rate of 7.38%, per annum, (ii) Old 10 1/4% Notes: $170.80 in cash and $1,000 principal amount of New 2000 Notes with an interest rate of 6.98%, per annum, and (iii) Old 8 3/4%
Debentures: $117.32 in cash and $1,000 principal amount of New 2025 Notes with an interest rate of 8.08%, per annum. THE EXAMPLES PROVIDED IN THIS PARAGRAPH ARE FOR ILLUSTRATIVE PURPOSES ONLY AND NO REPRESENTATION IS INTENDED WITH RESPECT TO THE ACTUAL CONSIDERATION THAT MAY BE PAID PURSUANT TO THE EXCHANGE OFFERS. THE AMOUNT OF CASH PAID AND THE INTEREST RATES ON THE NEW SECURITIES DELIVERED PURSUANT TO THE EXCHANGE OFFERS MAY BE GREATER OR LESS THAN THAT DEPICTED ABOVE DEPENDING ON THE ACTUAL YIELDS ON THE RELEVANT BENCHMARK TREASURY SECURITIES AS OF THE PRICING TIME.

The Company does not intend to list the New Securities on any securities exchange. The Dealer Manager currently plans to make a market in the New Securities. However, there can be no assurance that the Dealer Manager will make such a market or that any active market in the New Securities will develop or be maintained.

Concurrently with the Exchange Offers, the Company is soliciting (the "Solicitation") consents ("Consents") as follows: (i) from the holders of the Old 10 3/4% Notes, Consents to certain amendments to the indenture, dated as of May 1, 1992 (as heretofore amended, the "1992 Indenture"), between Healthtrust and The First National Bank of Boston, as trustee (the "Old Trustee"), pursuant to which the Old 10 3/4% Notes were issued, (ii) from the holders of the Old 10 1/4% Notes, Consents to certain amendments, with respect to the Old 10 1/4% Notes, to the indenture, dated as of March 30, 1993 (as heretofore amended, the "1993 Indenture"), between Healthtrust and the Old Trustee, pursuant to which the Old 10 1/4% Notes were issued and (iii) from the holders of the Old 8 3/4% Debentures, Consents to certain amendments, with respect to the Old 8 3/4% Debentures, to the 1993 Indenture, pursuant to which the Old 8 3/4% Debentures were issued. Holders of Old Securities who tender in an Exchange Offer will be deemed, as a condition to a valid tender, to have given their Consent to the relevant proposed amendments. The Company will make no separate payment for Consents delivered in the Solicitation. Consents from holders of a majority in principal amount outstanding of an issue of Old Securities (the "Requisite Consents") must be received in order to amend the relevant indenture in the manner contemplated by the Solicitation. Receipt of the Requisite Consents with respect to all three issues of Old Securities is a condition to consummation of each Exchange Offer by the Company.

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE DEALER MANAGER.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the New Securities offered hereby (together with all amendments thereto, the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company, Healthtrust and the New Securities, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any document filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such document filed with, or incorporated by reference in, the Registration Statement, and each such statement is qualified in all respects by such reference.

  The Company and Healthtrust are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Commission.

  The Registration Statement, and exhibits thereto, and the proxy statements and reports of the Company and Healthtrust can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained by mail from the public reference section of the Commission at its office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain securities of the Company and Healthtrust currently are listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company and Healthtrust can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed or to be filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference and shall be deemed a part hereof:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

  (b) The Company's Quarterly Report on Form 10-Q for the interim period ended March 31, 1995;

  (c) The Company's Current Reports on Form 8-K dated February 21, 1995 and April 24, 1995; and

  (d) All other reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby.

  The following documents heretofore filed or to be filed by Healthtrust with the Commission pursuant to the Exchange Act are incorporated herein by reference and shall be deemed a part hereof:

  (a) Healthtrust's Annual Report on Form 10-K for the fiscal year ended August 31, 1994;

  (b) Healthtrust's Quarterly Reports on Form 10-Q for the interim periods ended November 30, 1994 and February 28, 1995;

  (c) Healthtrust's Current Report on Form 8-K dated October 4, 1994; and

(d) All other reports filed by Healthtrust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WITH RESPECT TO THE COMPANY AND HEALTHTRUST THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO STEPHEN T. BRAUN, ESQ., SENIOR VICE PRESIDENT AND GENERAL COUNSEL, COLUMBIA/HCA HEALTHCARE CORPORATION, 201 WEST MAIN STREET, LOUISVILLE, KENTUCKY 40202 OR BY TELEPHONE AT (502) 572-2000. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY JUNE 16, 1995.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   i
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   i
PROSPECTUS SUMMARY........................................................   1
SUPPLEMENTAL SELECTED FINANCIAL DATA--THE COMPANY.........................  14
SELECTED FINANCIAL DATA--THE COMPANY......................................  16
SELECTED FINANCIAL DATA--HEALTHTRUST......................................  18
INVESTMENT CONSIDERATIONS.................................................  20
THE COMPANY...............................................................  22
HEALTHTRUST...............................................................  22
RECENT DEVELOPMENTS.......................................................  23
THE EXCHANGE OFFERS.......................................................  24
  Terms of the Exchange Offers............................................  24
  The New Securities......................................................  29
  The Consent Solicitation................................................  29
  Calculations; Information...............................................  30
  Dealer Manager Market Activity..........................................  31
  Expiration Date; Extensions; Termination; Amendments....................  31
  Effect of Tender........................................................  31
  Dissenters' Rights......................................................  32
  Acceptance of Old Securities Tendered for Exchange; Delivery of New
   Securities.............................................................  32
  Procedures for Tendering Old Securities and Giving Consents.............  32
  Proper Execution and Delivery of Letters of Transmittal.................  34
  Conditions to the Exchange Offers.......................................  35
  Withdrawal and Revocation Rights........................................  36
  Future Offers...........................................................  37
  Transfer Taxes..........................................................  37
  Exchange Agent..........................................................  38
  Information Agent.......................................................  38
  Dealer Manager..........................................................  38
ACCOUNTING TREATMENT OF THE EXCHANGE OFFERS...............................  38
MARKET AND TRADING INFORMATION............................................  39
THE CONSENT SOLICITATION..................................................  40
THE PROPOSED AMENDMENTS...................................................  42
DESCRIPTION OF NEW SECURITIES.............................................  51
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.................................  59
LEGAL MATTERS.............................................................  61
EXPERTS...................................................................  61

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere, or incorporated by reference, in this Prospectus. See "Investment Considerations" for a discussion of certain factors that should be considered in connection with the Exchange Offers and Solicitation.

                                  THE COMPANY

  Columbia/HCA Healthcare Corporation (the "Company") is one of the largest health care services companies in the United States. At April 24, 1995, the Company operated 292 general, acute care hospitals and 28 psychiatric hospitals in 36 states and two foreign countries. In addition, as part of its comprehensive health care networks, the Company operates facilities that provide a broad range of outpatient and ancillary services. At April 24, 1995, the Company operated more than 125 outpatient centers.

  The Company was incorporated in Nevada in January 1990 and reincorporated in Delaware in September 1993. The Company's principal executive offices are located at One Park Plaza, Nashville, Tennessee 37203, and its telephone number at such address is (615) 327-9551.

                                  HEALTHTRUST

  Healthtrust, Inc.--The Hospital Company ("Healthtrust") is one of the largest providers of health care services in the United States, delivering a full range of inpatient, outpatient and other health care services principally through its affiliated hospitals. At March 31, 1995, Healthtrust operated 117 acute care hospitals, all of which were owned or leased by Healthtrust through its subsidiaries or joint venture arrangements. Healthtrust was also an investor, through joint ventures, in four other acute care hospitals.

  Healthtrust was incorporated in Delaware in April 1985. Healthtrust's principal executive offices are located at 4525 Harding Road, Nashville, Tennessee 37205, and its telephone number at such address is (615) 383-4444.

                          THE HEALTHTRUST ACQUISITION

  On April 24, 1995, a wholly-owned subsidiary of the Company merged with and into Healthtrust (as used herein the term "Healthtrust" refers to either the pre-merger Healthtrust or the post-merger Healthtrust as the context requires). Each stockholder of Healthtrust received for each share of Healthtrust common stock owned as of the effective time of the merger 0.88 of a share of the Company's common stock. The Company has become a co-obligor with Healthtrust with respect to the Old Securities. The Old Securities are subordinated to senior indebtedness of Healthtrust and the Company.

                      THE EXCHANGE OFFERS AND SOLICITATION

THE EXCHANGE OFFERS:        Pursuant to the Exchange Offers, the Company is
                            offering to exchange, for any and all of certain outstanding debt securities of Healthtrust, an equal principal amount of certain newly issued debt securities of the Company plus an amount of cash based on the fixed spread pricing formulas described herein.

                            Specifically, subject to the terms of the Exchange Offers, the Company is offering to exchange:

                            (i) $1,000 principal amount of the Company's Notes
                                due June 15, 2005 (the "New 2005 Notes") plus an amount of cash based on the relevant fixed spread pricing formula, for each $1,000 principal amount of Healthtrust's 10 3/4% Subordinated Notes due 2002 (the "Old 10 3/4% Notes"),

                            (ii) $1,000 principal amount of the Company's Notes
                                 due June 15, 2000 (the "New 2000 Notes") plus an amount of cash based on the relevant fixed spread pricing formula, for each $1,000 principal amount of Healthtrust's 10 1/4% Subordinated Notes due 2004 (the "Old 10 1/4% Notes"), and

                            (iii) $1,000 principal amount of the Company's
                                  Notes due June 15, 2025 (the "New 2025
                                  Notes") plus an amount of cash based on the relevant fixed spread pricing formula, for each $1,000 principal amount of Healthtrust's 8 3/4% Subordinated Debentures due 2005 (the "Old 8 3/4% Debentures").

                            The Old 10 3/4% Notes, Old 10 1/4% Notes and Old 8 3/4% Debentures are referred to collectively herein as the "Old Securities"; the New 2005 Notes, New 2000 Notes and New 2025 Notes are referred to collectively herein as the "New Securities."

                            For each issue of Old Securities, a price that includes accrued but unpaid interest to the Exchange Date (a "Reference Total Price") will be determined using the specified fixed spread pricing formula for such issue. Such Reference Total Price will be based on a yield (a "Reference Yield") to a specified redemption date for such issue equal to
                            (i) the yield (the "Benchmark Treasury Yield") on a specified U.S. Treasury Security for such issue (a "Benchmark Treasury Security"), plus (ii) a specified number of basis points for such issue. The redemption price on such issue for the specified redemption date will be used in determining such Reference Total Price. For each issue of New Securities, a per annum interest rate will be determined, equal to (i) the yield on a specified Benchmark Treasury Security for such issue, plus (ii) a specified number of basis points for such issue. For each $1,000 principal amount of Old Securities accepted by the Company, a holder will receive $1,000 principal amount of the corresponding issue of New Securities and an amount in cash equal to the amount by which the Reference Total Price for the tendered Old Securities exceeds $1,000. Reference Total Prices and interest rates on the New Securities will be determined based on the Benchmark Treasury Yields as of 4:00 p.m., New York City time, on the second business day prior to the Expiration Date (the "Pricing Time").

                            Because the Reference Total Price is based on a fixed spread pricing formula linked to a Benchmark Treasury Yield, the amount of cash that would be received by a tendering holder in the event an Exchange Offer is consummated will be affected by changes in the applicable Benchmark Treasury Yield during the term of the Exchange Offer. Similarly, because the interest rate on each issue of New Securities is linked to a Benchmark Treasury Yield, the actual interest rate that would be realized by a tendering holder will be affected by changes in the applicable Benchmark Treasury Yield during the term of the Exchange Offer. See "The Exchange Offers--Terms of the Exchange Offers."

                            The New Securities will be unsecured and unsubordinated senior obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated senior indebtedness of the Company. The covenants that will apply to the Company and its subsidiaries pursuant to the New Securities will be consistent with those that currently apply to the Company and its subsidiaries pursuant to the Company's existing debt securities. See "Description of New Securities."

CONSIDERATION FOR OLD 10
 3/4% NOTES:
                            In exchange for each $1,000 principal amount of Old 10 3/4% Notes accepted by the Company, a tendering holder will receive $1,000 principal amount of New 2005 Notes and an amount of cash equal to the amount by which the Reference Total Price for the Old 10 3/4% Notes exceeds $1,000. The Reference Total Price for the Old 10 3/4% Notes will be based on a Reference Yield to the first optional redemption date for such notes (May 1, 1997) equal to the sum of (i) the yield on the 6 1/2% U.S. Treasury Note due April 30, 1997, as of the Pricing Time, and (ii) 0.15%. The redemption price for the Old 10 3/4% Notes on May 1, 1997 ($1,040 per $1,000
                            principal amount) will be used in determining such Reference Total Price.

                            The per annum interest rate on the New 2005 Notes will equal the sum of (i) the yield on the 6 1/2% U.S. Treasury Note due May 15, 2005, as of the Pricing Time, and (ii) 0.75%. See "The Exchange Offers--Terms of the Exchange Offers--Exchange Offer for Old 10 3/4% Notes."

CONSIDERATION FOR OLD 10
 1/4% NOTES:
                            In exchange for each $1,000 principal amount of Old 10 1/4% Notes accepted by the Company, a tendering holder will receive $1,000 principal amount of New 2000 Notes and an amount of cash equal to the amount by which the Reference Total Price for the Old 10 1/4% Notes exceeds $1,000. The Reference Total Price for the Old 10 1/4% Notes will be based on a Reference Yield to the first optional redemption date for such notes (April 15, 1999) equal to the sum of (i) the yield on the 7% U.S. Treasury Note due April 15, 1999, as of the Pricing Time, and (ii) 0.25%. The redemption price for the Old 10 1/4% Notes on April 15, 1999 ($1,038.44 per
                            $1,000 principal amount) will be used in determining such Reference Total Price.

                            The per annum interest rate on the New 2000 Notes
                            will equal the sum of (i) the yield on the    %
                            U.S. Treasury Note due May 31, 2000, as of the Pricing Time, and (ii) 0.52%. See "The Exchange Offers--Terms of the Exchange Offers--Exchange Offer for Old 10 1/4% Notes."

CONSIDERATION FOR OLD 8
 3/4% DEBENTURES:
                            In exchange for each $1,000 principal amount of Old 8 3/4% Debentures accepted by the Company, a tendering holder will receive $1,000 principal amount of New 2025 Notes and an amount of cash equal to the amount by which the Reference Total Price for the Old 8 3/4% Debentures exceeds $1,000. The Reference Total Price for the Old 8 3/4% Debentures will be based on a Reference Yield to the first date at which such debentures may be redeemed at par (March 15, 2001) equal to the sum of (i) the yield on the 7 3/4% U.S. Treasury Note due February 15, 2001, as of the Pricing Time, and
                            (ii) 0.30%. The redemption price for the Old 8 3/4% Debentures on March 15, 2001 ($1,000 per $1,000 principal amount) will be used in determining such Reference Total Price.

                            The per annum interest rate on the New 2025 Notes will equal the sum of (i) the yield on the 7 1/2% U.S. Treasury Note due November 15, 2024, as of the Pricing Time, and (ii) 1.10%. See "The Exchange Offers--Terms of the Exchange Offers--Exchange Offer for Old 8 3/4% Debentures."

CALCULATIONS:               The Reference Total Price for each issue of Old
                            Securities will be determined using the methodology set forth in Schedule A hereto. An example of the application of such methodology is provided for each issue of Old Securities in Schedule B hereto.
                            The Exchange Date will be used as the settlement date for all such calculations. Each Benchmark
                            Treasury Yield will be based on the bid price for the relevant Benchmark Treasury Security as displayed on the Garban Limited Quotation Screens for U.S. Government Securities as of the Pricing
                            Time. See "The Exchange Offers--Calculations;
                            Information."

INFORMATION:                Any questions concerning the terms of the Exchange
                            Offers should be directed to the Liability
                            Management Group at the Dealer Manager at (800)
                            558-3745 (toll free) or (212) 783-3738 (call
                            collect). The Dealer Manager intends to publish the terms of the Exchange Offers, including the final
                            Reference Total Prices for the Old Securities and the final interest rates on the New Securities when available, on MCM "CORPORATEWATCH" Service on Telerate page 41962 and on Bloomberg under "Company
                            News."

                            During the term of the Exchange Offers, current information regarding Benchmark Treasury Yields, Reference Yields, Reference Total Prices and interest rates on the New Securities may be obtained from the Liability Management Group at the Dealer Manager at the toll free number listed above. Questions concerning tender procedures and requests for additional copies of this Prospectus should be directed to the Information Agent. See "The Exchange Offers-- Calculations; Information."

CONSENT SOLICITATION:       Concurrently with the Exchange Offers, the Company
                            is soliciting (the "Solicitation") consents
                            ("Consents") from holders of each issue of Old
                            Securities to certain amendments to the indenture governing such issue of Old Securities.

                            Prior to the announcement of the acquisition of Healthtrust by the Company, the Old Securities were rated below investment grade at B1 by Moody's Investors Service, Inc. ("Moody's") and B by Standard & Poor's Corporation ("S&P"). Following the Company's acquisition of Healthtrust, the Company, whose debt securities as of the date hereof are rated investment grade at A3 by Moody's and BBB+ by S&P, became a co-obligor with Healthtrust (in such capacity, each an "Obligor") with respect to the Old Securities. As of the date hereof, each of Moody's and S&P has raised its rating with respect to the Old Securities to investment grade at Baa1 by Moody's and BBB by S&P. Pursuant to the Solicitation, the Company is proposing parallel amendments (the "Proposed Amendments") to the indentures under which the Old Securities were issued in order to make the covenants and certain other terms in such indentures consistent with those that currently apply to the Company and its subsidiaries with respect to the Company's existing debt securities and that will apply to the Company and its subsidiaries with respect to the New Securities. See "The Consent Solicitation."

                            The Proposed Amendments contemplated by the Solicitation would, among other things, eliminate the covenants in each of the indentures that restrict the incurrence of Indebtedness and the making of Restricted Payments (as each such term is defined in the indentures) by an Obligor and its subsidiaries and would replace those covenants with covenants (i) limiting the ability of an Obligor and certain of its subsidiaries to mortgage or pledge, or engage in sale and lease-back transactions with respect to, certain hospital properties and (ii) restricting the issuance of preferred stock and the incurrence of indebtedness by certain subsidiaries of an Obligor. In addition, the Proposed Amendments would (i) make the provisions in each indenture that govern consolidations, mergers and asset sales by an Obligor less restrictive and (ii) eliminate the provisions that require that, in the event of a Change of Control and a Rating Decline (as each such term is defined in the indentures), the Old Securities be repurchased at par at the option of holders.

                            Consents from holders of a majority in principal amount outstanding of an issue of Old Securities (the "Requisite Consents") must be received in order to adopt the Proposed Amendments to the relevant indenture with respect to such issue of Old Securities. The Proposed Amendments will be adopted with respect to a particular issue of Old Securities only upon consummation of the Exchange Offer with respect to such issue. If the Proposed Amendments are adopted with respect to a particular issue of Old Securities, then each non-exchanging holder of such issue will be bound by the Proposed Amendments even though such holder did not consent to the Proposed Amendments. See "The Consent Solicitation," "Investment Considerations" and "The Proposed Amendments."

                            HOLDERS OF OLD SECURITIES WHO TENDER IN AN EXCHANGE OFFER WILL BE REQUIRED, AS A CONDITION TO A VALID TENDER, TO HAVE GIVEN THEIR CONSENT TO THE PROPOSED AMENDMENTS CONTEMPLATED BY THE SOLICITATION. THE PROPER COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL WITH RESPECT TO PARTICULAR OLD SECURITIES WILL CONSTITUTE THE DELIVERY OF A CONSENT WITH RESPECT TO SUCH OLD SECURITIES. WITHDRAWAL OF OLD SECURITIES WILL BE DEEMED A REVOCATION OF THE CONSENT TO WHICH SUCH OLD SECURITIES RELATE. CONSENTS WILL BE IRREVOCABLE AS OF THE EXPIRATION OF THE RELEVANT EXCHANGE OFFER.

CONSENT PAYMENT:            The Company will not make a separate payment for
                            Consents delivered in the Solicitation.

OLD SECURITIES OUTSTANDING: As of the date hereof, there are $500,000,000 aggregate principal amount of Old 10 3/4% Notes outstanding, $200,000,000 aggregate principal amount of Old 10 1/4% Notes outstanding and $300,000,000 aggregate principal amount of Old 8 3/4% Debentures outstanding.

CONDITIONS TO THE
 EXCHANGE OFFERS:           Consummation of each Exchange Offer is conditioned
                            upon, among other things, receipt of the Requisite
                            Consents with respect to all three issues of Old
                            Securities. The Company may, in its sole discretion, waive any condition with respect to an Exchange Offer and accept for exchange any Old
                            Securities tendered. See "The Exchange Offers--
                            Conditions to the Exchange Offers."

EXPIRATION AND
AMENDMENTS:                 Each Exchange Offer will expire at 11:59 p.m., New
                            York City time, on Friday, June 23, 1995 or at any later time and date to which the Exchange Offers or any of them may be extended by the Company in accordance with the procedures described herein.
                            The date on which an Exchange Offer expires is referred to herein as the "Expiration Date."

                            If the consideration offered with respect to any Exchange Offer is changed, such Exchange Offer will remain open at least ten business days from the date public notice of such change is given. However, in the event the Company has not received the Requisite Consents with respect to an issue of Old Securities as of 11:59 p.m., New York City time, on the Expiration Date, the Company may extend the relevant Exchange Offer for a period of less than ten business days, but not less than two business days, and redetermine the Reference Total Price with respect to such issue of Old Securities and the interest rate on the corresponding issue of New Securities using the relevant Benchmark Treasury Yields as of 4:00 p.m., New York City time, on the second business day prior to such extended Expiration Date. However, no such extension of less than ten business days will occur unless the value of the total consideration (cash plus the value of the New Securities) to be received by a tendering holder increases as a result of the redetermination described above. See "The Exchange Offers-- Expiration Date; Extensions; Termination; Amendments."

CERTAIN FEDERAL INCOME
 TAX CONSIDERATIONS:
                            The exchange of securities pursuant to the Exchange Offers (the "Exchange") will constitute a recapitalization for U.S. federal income tax purposes. As a result, a holder of Old Securities that tenders in an Exchange Offer generally will recognize gain, if any, on the Exchange only to the extent of the cash received by such holder pursuant to the Exchange or to the extent that the "principal amount" (as such term is used in Section 354 of the Internal Revenue Code of 1986, as amended) of New Securities received exceeds the "principal amount" of Old Securities surrendered. No loss recognition will be permitted in respect of the Exchange. See "Certain Federal Income Tax Considerations."

CERTAIN CONSEQUENCES TO
 HOLDERS TENDERING IN THE
 EXCHANGE OFFERS:
                            Holders whose Old Securities are accepted by the Company in an Exchange Offer will receive New Securities. Unlike the Old Securities on which both the Company and Healthtrust are obligors, the Company will be the only obligor on the New Securities. Unlike the Old Securities which are subordinated to senior indebtedness of Healthtrust and the Company, the New Securities will be unsubordinated senior obligations of the Company. The covenants and certain other terms of the New Securities will be consistent with those that currently apply to the Company and its subsidiaries pursuant to the Company's existing debt securities. Although such covenants and terms will be substantially less restrictive than those that currently apply to the Company and its subsidiaries pursuant to the Old Securities, they will be consistent with those that will apply pursuant to an issue of Old Securities if the Proposed Amendments are adopted with respect to such issue.

                            The Company does not intend to list the New
                            Securities on any securities exchange. The Dealer Manager currently plans to make a market in the New Securities; however, there can be no assurance that the Dealer Manager will make such a market or that any active market in the New Securities will develop or be maintained. See "Investment Considerations."

CERTAIN CONSEQUENCES TO
 HOLDERS NOT TENDERING IN
 THE EXCHANGE OFFERS:

                            Holders who do not tender in an Exchange Offer will retain their Old Securities. Unlike the New Securities which will be unsubordinated senior obligations of the Company, the Old Securities are subordinated to senior indebtedness of Healthtrust and the Company. If any of the Exchange Offers are consummated, New Securities will be issued (in an amount equal to the principal amount of the Old Securities exchanged), thereby increasing the amount of indebtedness of the Company senior in right of payment to the Old Securities. If the Proposed Amendments are adopted with respect to an issue of Old Securities, certain covenants and other terms of such issue will be modified or eliminated entirely. The resulting covenants and terms will be substantially less restrictive than those currently applicable to the Old Securities. The Healthtrust Merger (as defined herein) did not, and the Exchange Offers will not, constitute a change of control event which would, under the indentures pursuant to which the Old Securities were issued, require the Company or Healthtrust to repurchase such securities.

                            In the event an Exchange Offer is consummated, the existing trading market for the subject Old Securities may become less liquid due to the reduction in the amount of such Old Securities outstanding after the Exchange Offer. In addition, the Company may delist the Old 10 3/4% Notes and the Old 8 3/4% Debentures, which currently are listed on the New York Stock Exchange (the "NYSE"). See "Investment Considerations."

TENDER OF OLD SECURITIES
 AND DELIVERY OF            The GREEN Letter of Transmittal must be used to
 CONSENTS:                  tender Old 10 3/4% Notes. The YELLOW Letter of
                            Transmittal must be used to tender Old 10 1/4%
                            Notes. The BLUE Letter of Transmittal must be used to tender Old 8 3/4% Debentures.

                            To tender Old Securities, a holder must deliver his or her Old Securities together with a properly completed and executed Letter of Transmittal to the Exchange Agent. If Old Securities are held by a custodian or other intermediary, to tender such Old Securities the beneficial owner must instruct his or her custodian or other intermediary to tender such Old Securities on his or her behalf. All tenders must be made by 11:59 p.m., New York City time, on the Expiration Date. See "The Exchange Offers--Procedures for Tendering Old Securities and Giving Consents."

                            THE PROPER COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL WITH RESPECT TO PARTICULAR OLD SECURITIES WILL CONSTITUTE THE GIVING OF A CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH OLD SECURITIES.

                            New Securities will be delivered only in book-entry form through The Depository Trust Company ("DTC"). Accordingly, holders who anticipate tendering and whose Old Securities are not held custodially through DTC are urged to contact promptly a bank, broker or other intermediary that has the capability to hold securities custodially through DTC, to arrange for receipt of any New Securities to be delivered pursuant to the Exchange Offers and to obtain the information necessary to provide the required DTC participant and account information in the relevant Letter of Transmittal. See "The Exchange Offers-- Proper Execution and Delivery of Letters of Transmittal."

GUARANTEED DELIVERY:        No guaranteed delivery procedures are available
                            with respect to the Exchange Offers.

ACCEPTANCE OF OLD
 SECURITIES AND DELIVERY
 OF NEW SECURITIES:

                            Subject to satisfaction or waiver of the conditions to an Exchange Offer, the Company will exchange (and thereby purchase) any and all Old Securities that are properly tendered in such Exchange Offer and not withdrawn. New Securities will be delivered only in book-entry form through DTC. New Securities will be delivered and cash payments will be made by check (in New York next day funds) on the fifth business day following the Expiration Date (the "Exchange Date"). See "The Exchange Offers-- Acceptance of Old Securities Tendered for Exchange; Delivery of New Securities."

WITHDRAWAL AND REVOCATION
 RIGHTS: Tenders of Old Securities may be withdrawn at any time prior to 11:59 p.m., New York City time, on the Expiration Date. Withdrawal of tendered Old Securities will be deemed a rejection of the Exchange Offer and a revocation of the Consent with respect to such Old Securities. See "The Exchange Offers--Withdrawal and Revocation Rights."

NO DISSENTERS' RIGHTS:      Holders of Old Securities do not have any appraisal
                            or dissenters' rights under the Delaware General
                            Corporation Law or the indentures under which the Old Securities were issued. See "The Exchange
                            Offers--Terms of the Exchange Offers--Dissenters'
                            Rights."

DEALER MANAGER MARKET
 ACTIVITY:                  The Dealer Manager currently plans to make a market
                            in the New Securities following the completion of the Exchange Offers and may buy and sell New
                            Securities on a "when and if issued" basis prior to the completion of the Exchange Offers. However, there can be no assurance that the Dealer Manager will engage in such activities or that any active market in the New Securities will develop or be maintained. See "Investment Considerations."

EXCHANGE AGENT:
                            Chemical Mellon Shareholder Services, 85 Challenger Road, Ridgefield Park, New Jersey 07660. Attention:
                            Reorganization Department.

DEALER MANAGER:             Salomon Brothers Inc, Seven World Trade Center, New
                            York, New York 10048. Telephone: (800) 558-3745
                            (toll free); (212) 783-3738 (call collect).
                            Attention: Liability Management Group.

INFORMATION AGENT:          D.F. King & Co., Inc., 77 Water Street, New York,
                            New York 10005. Telephone: (800) 829-6554 (toll
                            free).

                               THE NEW SECURITIES

NEW SECURITIES GENERALLY

Issuer:
                        Columbia/HCA Healthcare Corporation.

Indenture:              The New Securities will be issued under an indenture
                        dated as of December 15, 1993 (the "Company
                        Indenture"), between the Company and The First National
                        Bank of Chicago, as trustee (the "New Trustee").

Interest:
                        Interest will accrue on the New Securities from the Exchange Date. Interest will be paid each June 15 and December 15, commencing December 15, 1995.

Rating:
                        As of the date hereof, the Company's debt securities are rated A3 by Moody's and BBB+ by S&P. The Company expects that the New Securities will receive similar ratings. However, the ratings given the New Securities should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Ranking: The New Securities will be unsecured obligations of the Company. Unlike the Old Securities which are subordinated to senior indebtedness of Healthtrust and the Company, the New Securities will be unsubordinated senior obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated indebtedness of the Company.

Form:
                        New Securities will be available only in book-entry form through DTC.

Optional Redemption:    Unlike the Old Securities, New Securities may not be
                        redeemed by the Company prior to the maturity thereof.

Covenants:              The Company Indenture limits, among other things, the
                        ability of the Company and certain of its subsidiaries to mortgage or pledge, or engage in sale and lease-back transactions with respect to, certain hospital properties, and the ability of certain subsidiaries of the Company to issue preferred stock and incur indebtedness. The restrictive covenants with respect to the New Securities are substantially less restrictive than the covenants currently applicable to the Old
                        Securities. The Company Indenture does not require the Company to make an offer to repurchase the New
                        Securities in the event of a change of control of the Company.

Use of Proceeds:
                        The New Securities will be issued only in exchange for the Old Securities. The Company will not receive any cash proceeds from the issuance of the New Securities.

NEW 2005 NOTES

Principal Amount
 Offered:               $500,000,000.

Maturity Date:
                        June 15, 2005.

Interest Rate:
                        Equal to the sum of (i) the yield on the 6 1/2% U.S. Treasury Note due May 15, 2005, as of the Pricing Time, and (ii) 0.75%, per annum.

NEW 2000 NOTES

Principal Amount
Offered:                $200,000,000.

Maturity Date:

                        June 15, 2000.

Interest Rate:
                        Equal to the sum of (i) the yield on the    % U.S.
                        Treasury Note due May 31, 2000, as of the Pricing Time, and (ii) 0.52%, per annum.

NEW 2025 NOTES

Principal Amount
Offered:                $300,000,000.

Maturity Date:

                        June 15, 2025.

Interest Rate:
                        Equal to the sum of (i) the yield on the 7 1/2% U.S. Treasury Note due November 15, 2024, as of the Pricing Time, and (ii) 1.10 %, per annum.

                COMPARISON OF OLD SECURITIES AND NEW SECURITIES

  What follows is a brief comparison of the principal features of the Old Securities and the New Securities. The description of the Old Securities reflects the Old Securities as currently constituted and does not reflect any changes to the terms and covenants of the Old Securities that may be effected pursuant to the Solicitation. The following descriptions are brief summaries, do not purport to be complete and are qualified in their entirety by reference, with respect to the Old Securities, to the Old Securities and the indentures (as heretofore amended) under which the Old Securities were issued and, with respect to the New Securities, to the Company Indenture. For further information regarding the Old Securities and for definitions of capitalized terms used with respect to the Old Securities but not heretofore defined, see "The Proposed Amendments." For further information regarding the New Securities and for definitions of capitalized terms used with respect to the New Securities but not heretofore defined, see "Description of New Securities."

                      OLD SECURITIES                  NEW SECURITIES
                      --------------                  --------------
OBLIGOR(S):           The Company and Healthtrust.    The Company.
                      The First National Bank of      The First National Bank of
TRUSTEE:              Boston.                         Chicago.
AGGREGATE PRINCIPAL   Old 10 3/4% Notes:              New 2005 Notes: up to
 AMOUNT:              $500,000,000.                   $500,000,000.
                      Old 10 1/4% Notes:              New 2000 Notes: up to
                      $200,000,000.                   $200,000,000.
                      Old 8 3/4% Debentures:          New 2025 Notes: up to
                      $300,000,000.                   $300,000,000.
MATURITY:             Old 10 3/4% Notes: May 1, 2002. New 2005 Notes: June 15,
                      Old 10 1/4% Notes: April 15,    2005.
                      2004.                           New 2000 Notes: June 15,
                      Old 8 3/4% Debentures: March    2000.
                      15, 2005.                       New 2025 Notes: June 15,
                                                      2025.
INTEREST RATE:        Old 10 3/4% Notes: 10 3/4%, per The interest rate on each
                      annum.                          issue of New Securities will
                      Old 10 1/4% Notes: 10 1/4%, per be set pursuant to the
                      annum.                          applicable formula described
                      Old 8 3/4% Debentures: 8 3/4%,  herein. Interest will accrue
                      per annum.                      on the New Securities from
                                                      the Exchange Date.
RATING:               As of the date hereof, the Old  As of the date hereof, the
                      Securities are rated Baa1 by    Company's debt securities
                      Moody's and BBB by S&P.         are rated A3 by Moody's and
                                                      BBB+ by S&P. The Company
                                                      expects that the New
                                                      Securities will receive
                                                      similar ratings.
RANKING:              The Old Securities are          The New Securities will be
                      subordinated to senior          unsubordinated senior
                      indebtedness of Healthtrust and obligations of the Company
                      the Company.                    and will rank pari passu
                                                      with all existing and future
                                                      unsubordinated senior
                                                      indebtedness of the Company.
OPTIONAL REDEMPTION:  The Old 10 3/4% Notes are       The New Securities will not
                      redeemable at any time on or    be redeemable prior to
                      after May 1, 1997 at a          maturity.
                      redemption price of 104%
                      declining annually to par on
                      May 1, 1999. The Old 10 1/4%
                      Notes are redeemable at any
                      time on or after April 15, 1999
                      at a redemption price of
                      103.844% declining annually to
                      par on April 15, 2002. The Old
                      8 3/4% Debentures are
                      redeemable at any time on or
                      after March 15, 1998 at a
                      redemption price of 104.375%
                      declining annually to par on
                      March 15, 2001.
SINKING FUND:         None.                           None.
SECURITY:             None.                           None.

                        OLD SECURITIES                  NEW SECURITIES
                        --------------                  --------------
CHANGE OF CONTROL:      Holders may require repurchase  The Company will not be
                        of Old Securities at par        required to repurchase New
                        following a Change of Control   Securities following a
                        and a Rating Decline. The       change of control of the
                        Proposed Amendments would       Company.
                        eliminate this requirement.
CERTAIN COVENANTS:      The Old Securities restrict,    The covenants with respect
                        among other things, (i) the     to the New Securities will
                        incurrence of indebtedness by   be substantially less
                        an Obligor and its subsidiaries restrictive than those with
                        and (ii) dividends and          respect to the Old
                        distributions on, and           Securities. The New
                        repurchases of, an Obligor's    Securities will restrict,
                        capital stock and certain other among other things, (i) the
                        restricted payments and         ability of the Company and
                        investments by an Obligor and   its subsidiaries to secure
                        its subsidiaries. The Proposed  indebtedness by mortgaging,
                        Amendments would modify the     or engaging in sale and
                        covenants with respect to the   lease-back transactions with
                        Old Securities to make such     respect to, certain hospital
                        covenants consistent with those properties and (ii) the
                        with respect to the Company's   incurrence of indebtedness
                        existing debt securities and    and issuance of preferred
                        the New Securities.             stock by the Company's
                                                        subsidiaries.
CONSOLIDATION, MERGER,
 ASSET SALES:           An Obligor may not consolidate, The Company may not
                        merge or sell all or            consolidate, merge or sell
                        substantially all of its        all or substantially all of
                        assets, unless (i) the          its assets, unless (i) the
                        successor corporation expressly successor corporation
                        assumes the Obligor's           assumes the Company's
                        obligations under the Old       obligations under the New
                        Securities, (ii) the            Securities, (ii) immediately
                        Consolidated Net Worth of the   thereafter no event of
                        successor corporation is equal  default with respect to the to or greater than that of the  New Securities shall have
                        Obligor immediately prior to    occurred and be continuing
                        the transaction, (iii) the      and (iii) certain other
                        successor corporation could     conditions are satisfied.
                        incur $1.00 of additional
                        indebtedness under the covenant
                        limiting incurrence of
                        indebtedness by an Obligor and
                        (iv) immediately thereafter no
                        event of default with respect
                        to the Old Securities shall
                        have occurred and be
                        continuing. The Proposed
                        Amendments would modify this
                        provision to make it consistent
                        with the analogous provision in
                        the Company's existing debt
                        securities and the New
                        Securities.
EVENTS OF DEFAULT:      Failure to pay principal when   Failure to pay principal
                        due; failure to pay interest    when due; failure to pay
                        for 30 days; failure to perform interest for 30 days;
                        any other covenant following    failure to perform any other
                        notice continued for, 90 days   covenant continued for 60
                        in the case of the Old 10 1/4%  days following notice; and
                        Notes and Old 8 3/4%            certain bankruptcy and
                        Debentures, or 60 days in the   insolvency events.
                        case of the Old 10 3/4% Notes;
                        certain bankruptcy and
                        insolvency events; cross-
                        acceleration of, or failure to
                        pay at maturity, debt of,
                        $50,000,000 or more in the case
                        of the Old 10 1/4% Notes and
                        Old 8 3/4% Debentures, or
                        $25,000,000 or more in the case
                        of the Old 10 3/4% Notes; and,
                        in the case of the Old 10 3/4%
                        Notes, final judgment exceeding
                        $25,000,000 unstayed for 60
                        days.
LISTING:                The Old 10 3/4% Notes and Old 8 The Company does not plan to
                        3/4% Debentures currently are   list the New Securities on
                        listed on the NYSE; however,    any securities exchange.
                        such issues may be delisted
                        following the Exchange Offers.
                        The Old 10 1/4% Notes are not
                        listed on any securities
                        exchange.

               SUPPLEMENTAL SELECTED FINANCIAL DATA--THE COMPANY

  Set forth below is certain supplemental selected financial data for the Company for the periods and as of the dates indicated, which is based on the supplemental consolidated financial statements of the Company incorporated by reference in this Prospectus.

  For accounting purposes, the Healthtrust Merger (as defined herein) has been treated as a pooling of interests. Accordingly, the supplemental consolidated financial statements and supplemental selected financial data give retroactive effect to the Healthtrust Merger and include the combined operations of the Company and Healthtrust for all periods presented. The historical financial information related to Healthtrust (which prior to the Healthtrust Merger was reported on a fiscal year ending August 31) has been recast to conform to the Company's annual reporting period ending December 31. The following data should be read in conjunction with the supplemental consolidated financial statements of the Company incorporated by reference in this Prospectus.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                     SUPPLEMENTAL SELECTED FINANCIAL DATA
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                           FOR THE THREE
                           MONTHS ENDED
                             MARCH 31,         FOR THE YEARS ENDED DECEMBER 31,
                          ----------------  -------------------------------------------
                           1995     1994     1994     1993     1992     1991     1990
                          -------  -------  -------  -------  -------  -------  -------
SUMMARY OF OPERATIONS:
Revenues................  $ 4,380  $ 3,432  $14,543  $12,678  $12,226  $11,722  $10,517
                          -------  -------  -------  -------  -------  -------  -------
Salaries, wages and
 benefits...............    1,738    1,374    5,963    5,202    5,062    4,924    4,401
Supplies................      635      525    2,144    2,015    1,948    1,774    1,590
Other operating
 expenses...............      812      612    2,722    2,351    2,292    2,153    1,953
Provision for doubtful
 accounts...............      241      193      853      699      652      638      558
Depreciation and
 amortization...........      233      178      804      689      670      647      618
Interest expense........      115       85      387      415      506      748      852
Investment income.......      (21)     (16)     (69)     (74)     (88)     (83)     (85)
Non-recurring
 transactions...........        -      159      159      151      532      521       22
                          -------  -------  -------  -------  -------  -------  -------
                            3,753    3,110   12,963   11,448   11,574   11,322    9,909
                          -------  -------  -------  -------  -------  -------  -------
Income from continuing
 operations before
 minority interests and
 income taxes...........      627      322    1,580    1,230      652      400      608
Minority interests in
 earnings of
 consolidated entities..       25        6       40       18       25       24       14
                          -------  -------  -------  -------  -------  -------  -------
Income from continuing
 operations before
 income taxes...........      602      316    1,540    1,212      627      376      594
Provision for income
 taxes..................      244      129      611      492      334      158      233
                          -------  -------  -------  -------  -------  -------  -------
Income from continuing
 operations.............      358      187      929      720      293      218      361
Discontinued operations:
 Income (loss) from
  operations of
  discontinued health
  plan segment, net of
  income tax (benefit)..        -        -        -       16     (108)      16       (6)
 Costs associated with
  discontinuance of
  health plan segment,
  net of income tax
  benefit...............        -        -        -        -      (17)       -        -
Extraordinary loss on
 extinguishment of debt,
 net of income tax
 benefit................        -      (92)    (115)     (97)     (23)    (114)      (5)
Cumulative effect on
 prior years of a change
 in accounting for
 income taxes...........        -        -        -        -       51        -        -
                          -------  -------  -------  -------  -------  -------  -------
 Net income.............  $   358  $    95  $   814  $   639  $   196  $   120  $   350
                          =======  =======  =======  =======  =======  =======  =======
Earnings per common and
 common equivalent
 share(a):
 Income from continuing
  operations............  $   .80  $   .45  $  2.16  $  1.75  $   .75  $   .59  $   .95
 Discontinued
  operations:
 Income (loss) from
  operations of
  discontinued health
  plan segment..........        -        -        -      .04     (.27)     .05     (.02)
 Costs associated with
  discontinuance of
  health plan segment...        -        -        -        -     (.05)       -        -
 Extraordinary loss on
  extinguishment of
  debt..................        -     (.22)    (.27)    (.24)    (.06)    (.34)    (.02)
 Cumulative effect on
  prior years of a
  change in accounting
  for income taxes......        -        -        -        -      .13        -        -
                          -------  -------  -------  -------  -------  -------  -------
 Net income.............  $   .80  $   .23  $  1.89  $  1.55  $   .50  $   .30  $   .91
                          =======  =======  =======  =======  =======  =======  =======
Shares used in earnings
 per common and common
 equivalent share
 computations (in
 thousands).............  447,446  416,477  429,295  413,036  394,378  334,676  315,606
Net cash provided by
 continuing operations..  $   523  $   504  $ 1,747  $ 1,585  $ 1,776  $ 1,607  $ 1,531
Cash dividends per
 common share...........  $   .03  $   .03  $   .12  $   .06        -        -        -
Ratio of earnings to
 fixed charges..........    5.19x    3.78x    4.09x    3.33x    2.05x    1.47x    1.65x

--------

(a) Earnings per common and common equivalent share include the effect of preferred stock dividend requirements totaling $18 million in 1991 and $63 million in 1990.

                    COLUMBIA/HCA HEALTHCARE CORPORATION

                   SUPPLEMENTAL SELECTED FINANCIAL DATA

        (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)--CONTINUED

                                                                 DECEMBER 31,
                              MARCH 31,        -----------------------------------------------------
                                1995             1994       1993       1992       1991       1990
                              ---------        ---------  ---------  ---------  ---------  ---------
FINANCIAL POSITION:
Assets..................        $17,387        $  16,278  $  12,685  $  12,773  $  13,081  $  12,321
Working capital.........          1,242            1,092        835        899        917        856
Net assets of
 discontinued
 operations.............              -                -          -        376        411        303
Long-term debt,
 including amounts due
 within one year........          6,178            5,672      4,682      4,735      6,380      6,385
Minority interests in
 equity of consolidated
 entities...............            380              278         67         51         44         36
Common stockholders'
 equity.................        $ 6,471        $   6,090  $   4,158  $   4,241  $   3,219  $   2,236
                            FOR THE THREE
                            MONTHS ENDED
                              MARCH 31,                FOR THE YEARS ENDED DECEMBER 31,
                         --------------------  -----------------------------------------------------
                           1995       1994       1994       1993       1992       1991       1990
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
OPERATING DATA:
Number of hospitals at
 end of period..........       318        277        311        274        281        301        306
Number of licensed beds
 at end of period.......    61,261     54,179     59,595     53,245     53,457     54,616     54,443
Weighted average
 licensed beds..........    60,960     53,909     57,517     53,247     51,955     54,072     54,297
Average daily census....    27,713     24,905     23,841     22,973     23,569     25,819     26,096
Occupancy...............        45%        46%        41%        43%        45%        48%        48%
Admissions..............   454,500    387,100  1,565,500  1,451,000  1,448,000  1,486,200  1,475,400
Average length of stay
 (days).................       5.5        5.8        5.6        5.8        6.0        6.3        6.5
Emergency room visits... 1,258,900  1,060,000  4,651,000  4,248,900  4,065,000  4,016,700  3,852,100

                      COLUMBIA/HCA HEALTHCARE CORPORATION
         SUPPLEMENTAL COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

                                 FOR THE
                              THREE MONTHS
                             ENDED MARCH 31,  FOR THE YEARS ENDED DECEMBER 31,
                             --------------- ----------------------------------
                              1995    1994    1994   1993   1992   1991   1990
                             ------- ------- ------ ------ ------ ------ ------
Earnings:
 Income from continuing
  operations before minority
  interests and income
  taxes..................... $   627 $   322 $1,580 $1,230 $  652 $  400 $  608

 Fixed charges, exclusive of
  capitalized interest......     143     108    491    497    584    817    904
                             ------- ------- ------ ------ ------ ------ ------
                             $   770 $   430 $2,071 $1,727 $1,236 $1,217 $1,512
                             ======= ======= ====== ====== ====== ====== ======
Fixed charges:
 Interest charged to
  expense................... $   115 $    85 $  387 $  415 $  506 $  748 $  852
 One-third of rent expense
  and amortization of
  deferred loan costs (a)...      28      23    104     82     78     69     52
                             ------- ------- ------ ------ ------ ------ ------
 Fixed charges, exclusive of
  capitalized interest......     143     108    491    497    584    817    904
 Capitalized interest.......       5       6     15     22     18     12     11
                             ------- ------- ------ ------ ------ ------ ------
                             $   148 $   114 $  506 $  519 $  602 $  829 $  915
                             ======= ======= ====== ====== ====== ====== ======
Ratio of earnings to fixed
 charges....................   5.19x   3.78x  4.09x  3.33x  2.05x  1.47x  1.65x

--------
(a) One-third of rent expense is considered representative of the underlying interest.

                      SELECTED FINANCIAL DATA--THE COMPANY

  Set forth below is certain selected financial data for the Company for the periods and as of the dates indicated, which is based upon the historical consolidated financial statements of the Company incorporated by reference in this Prospectus. Such data does not give effect to the Healthtrust Merger. See "Supplemental Selected Financial Data--The Company." The following data should be read in conjunction with the historical consolidated financial statements and supplemental consolidated financial statements of the Company incorporated by reference in this Prospectus.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                            SELECTED FINANCIAL DATA
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                           FOR THE THREE
                           MONTHS ENDED
                             MARCH 31,         FOR THE YEARS ENDED DECEMBER 31,
                          ----------------  -------------------------------------------
                           1995     1994     1994     1993     1992     1991     1990
                          -------  -------  -------  -------  -------  -------  -------
SUMMARY OF OPERATIONS:
Revenues................  $ 3,337  $ 2,778  $11,132  $10,252  $ 9,932  $ 9,598  $ 8,641
                          -------  -------  -------  -------  -------  -------  -------
Salaries, wages and
 benefits...............    1,309    1,113    4,545    4,215    4,112    3,976    3,510
Supplies................      498      434    1,686    1,664    1,613    1,467    1,314
Other operating
 expenses...............      608      492    2,059    1,893    1,849    1,739    1,586
Provision for doubtful
 accounts...............      180      150      628      542      515      508      444
Depreciation and
 amortization...........      177      144      609      554      541      524      499
Interest expense........       75       64      248      321      401      597      694
Investment income.......      (19)     (14)     (62)     (66)     (81)     (64)     (69)
Non-recurring
 transactions...........        -      159      159      151      439      300       22
                          -------  -------  -------  -------  -------  -------  -------
                            2,828    2,542    9,872    9,274    9,389    9,047    8,000
                          -------  -------  -------  -------  -------  -------  -------
Income from continuing
 operations before
 minority interests and
 income taxes...........      509      236    1,260      978      543      551      641
Minority interests in
 earnings of
 consolidated entities..       23        3       29        9       10        9        4
                          -------  -------  -------  -------  -------  -------  -------
Income from continuing
 operations before
 income taxes...........      486      233    1,231      969      533      542      637
Provision for income
 taxes..................      194       96      486      394      294      189      240
                          -------  -------  -------  -------  -------  -------  -------
Income from continuing
 operations.............      292      137      745      575      239      353      397
Discontinued operations:
 Income (loss) from
  operations of
  discontinued health
  plan segment, net of
  income tax (benefit)..        -        -        -       16     (108)      16       (6)
 Costs associated with
  discontinuance of
  health plan segment,
  net of income tax
  benefit...............        -        -        -        -      (17)       -        -
Extraordinary loss on
 extinguishment of debt,
 net of income tax
 benefit................        -      (92)    (115)     (84)       -        -        -
Cumulative effect on
 prior years of a change
 in accounting for
 income taxes...........        -        -        -        -       51        -        -
                          -------  -------  -------  -------  -------  -------  -------
 Net income.............  $   292  $    45  $   630  $   507  $   165  $   369  $   391
                          =======  =======  =======  =======  =======  =======  =======
Earnings per common and
 common equivalent share
 (a):
 Income from continuing
  operations............  $   .80  $   .40  $  2.13  $  1.70  $   .73  $  1.20  $  1.28
 Discontinued
  operations:
 Income (loss) from
  operations of
  discontinued health
  plan segment..........        -        -        -      .04     (.33)     .05     (.02)
 Costs associated with
  discontinuance of
  health plan segment...        -        -        -        -     (.06)       -        -
 Extraordinary loss on
  extinguishment of
  debt..................        -     (.27)    (.33)    (.24)       -        -        -
 Cumulative effect on
  prior years of a
  change in accounting
  for income taxes......        -        -        -        -      .16        -        -
                          -------  -------  -------  -------  -------  -------  -------
 Net income.............  $   .80  $   .13  $  1.80  $  1.50  $   .50  $  1.25  $  1.26
                          =======  =======  =======  =======  =======  =======  =======
Shares used in earnings
 per common and common
 equivalent share
 computations (in
 thousands).............  365,506  341,621  350,075  339,222  328,564  279,954  262,552
Net cash provided by
 continuing operations..  $   419  $   367  $ 1,301  $ 1,298  $ 1,287  $ 1,257  $ 1,191
Cash dividends per
 common share...........  $   .03  $   .03  $   .12  $   .06        -        -        -
Ratio of earnings to
 fixed charges..........    5.92x    3.82x    4.68x    3.42x    2.11x    1.82x    1.85x

--------

(a) Earnings per common and common equivalent share include the effect of preferred stock dividend requirements totaling $18 million in 1991 and $63 million in 1990.

                    COLUMBIA/HCA HEALTHCARE CORPORATION

                          SELECTED FINANCIAL DATA

        (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)--CONTINUED

                                                              DECEMBER 31,
                             MARCH 31,      -----------------------------------------------------
                               1995           1994       1993       1992       1991       1990
                             ---------      ---------  ---------  ---------  ---------  ---------
FINANCIAL POSITION:
Assets..................  $13,344           $  12,339  $  10,216  $  10,347  $  10,843  $  10,391
Working capital.........      908                 783        573        606        635        482
Net assets of
 discontinued
 operations.............        -                   -          -        376        411        303
Long-term debt,
 including amounts due
 within one year........    4,439               3,930      3,698      3,656      5,158      5,139
Minority interests in
 equity of consolidated
 entities...............      360                 258         57         31         23         16
Common stockholders'
 equity.................  $ 5,328           $   5,022  $   3,471  $   3,691  $   2,822  $   2,099
                           FOR THE THREE
                           MONTHS ENDED
                             MARCH 31,              FOR THE YEARS ENDED DECEMBER 31,
                          ----------------  -----------------------------------------------------
                           1995     1994      1994       1993       1992       1991       1990
                          -------  -------  ---------  ---------  ---------  ---------  ---------
OPERATING DATA:
Number of hospitals at
 end of period..........      201      196        195        193        200        219        221
Number of licensed beds
 at end of period.......   45,141   43,171     43,670     42,237     42,245     43,231     42,789
Weighted average bed
 capacity...............   43,777   41,955     42,357     41,263     40,608     42,437     42,264
Average daily census....   21,246   20,341     18,524     18,702     19,253     21,255     21,351
Occupancy...............       49%      48%        44%        45%        47%        50%        51%
Admissions..............  339,600  309,800  1,189,400  1,158,400  1,161,100  1,189,700  1,174,700
Average length of stay
 (days).................      5.6      5.9        5.7        5.9        6.1        6.5        6.6
Emergency room visits...  856,400  788,300  3,215,500  3,139,700  3,042,900  3,028,600  2,894,800
Outpatient revenues as a
 percentage of patient
 revenues...............       32%      27%        30%        27%        26%        24%        22%

                     SELECTED FINANCIAL DATA--HEALTHTRUST

  Set forth below is certain selected financial data for Healthtrust for the periods and as of the dates indicated, which is based on the historical consolidated financial statements of Healthtrust incorporated by reference in this Prospectus. The following data is reported on a fiscal year ended August 31 (in contrast to the selected financial data of the Company which is reported on a fiscal year ended December 31). The following data should be read in conjunction with the historical consolidated financial statements of Healthtrust incorporated by reference in this Prospectus.

                    HEALTHTRUST, INC.--THE HOSPITAL COMPANY
                            SELECTED FINANCIAL DATA

             (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                            FOR THE SIX
                           MONTHS ENDED
                           FEBRUARY 28,         FOR THE YEARS ENDED AUGUST 31,
                          ----------------  -------------------------------------------
                          1995(A)   1994    1994(A)   1993     1992     1991     1990
                          -------  -------  -------  -------  -------  -------  -------
SUMMARY OF OPERATIONS
 (B):
Revenues................  $ 1,985  $ 1,275  $ 2,970  $ 2,395  $ 2,265  $ 2,026  $ 1,857
                          -------  -------  -------  -------  -------  -------  -------
Salaries, wages and
 benefits...............      823      511    1,216      976      938      923      899
Supplies................      261      179      405      347      326      292      271
Other operating
 expenses...............      387      240      582      463      445      400      370
Provision for doubtful
 accounts...............      129       89      196      146      137      124      113
Depreciation and
 amortization...........      113       70      166      133      128      121      119
Interest expense........       81       42      114      100      120      153      161
Investment income.......       (4)      (5)      (8)      (8)      (9)     (22)      (9)
                          -------  -------  -------  -------  -------  -------  -------
                            1,790    1,126    2,671    2,157    2,085    1,991    1,924
                          -------  -------  -------  -------  -------  -------  -------
Income (loss) before
 minority interests and
 income taxes...........      195      149      299      238      180       35      (67)
Minority interests in
 earnings of
 consolidated entities..        4        4       10       12       15       13        8
                          -------  -------  -------  -------  -------  -------  -------
Income (loss) before
 income taxes...........      191      145      289      226      165       22      (75)
Provision (benefit) for
 income taxes...........       80       59      116       91       72       15      (22)
                          -------  -------  -------  -------  -------  -------  -------
Income (loss) before
 extraordinary item.....      111       86      173      135       93        7      (53)
Extraordinary loss on
 extinguishment of debt,
 net of income tax
 benefit................        -        -        -      (13)    (136)       -       (6)
                          -------  -------  -------  -------  -------  -------  -------
  Net income (loss).....      111       86      173      122      (43)       7      (59)
Dividends paid and
 discount accretion on
 preferred
 stock (c)..............        -        -        -        -       25       77       66
                          -------  -------  -------  -------  -------  -------  -------
  Net income (loss) to
   common stockholders..  $   111  $    86  $   173  $   122  $   (68) $   (70) $  (125)
                          =======  =======  =======  =======  =======  =======  =======
Earnings (loss) per
 common and common
 equivalent share:
  Income (loss) before
   extraordinary item...  $  1.20  $  1.02  $  1.98  $  1.62  $   .90  $ (1.15) $ (2.03)
  Extraordinary loss on
   extinguishment of
   debt.................        -        -        -     (.16)   (1.78)       -     (.10)
                          -------  -------  -------  -------  -------  -------  -------
  Net income (loss) to
   common stockholders..  $  1.20  $  1.02  $  1.98  $  1.46  $  (.88) $ (1.15) $ (2.13)
                          =======  =======  =======  =======  =======  =======  =======
Shares used in earnings
 per common and common
 equivalent share
 computations (in
 thousands).............   92,770   84,639   87,444   83,541   76,769   60,409   58,534
Net cash provided by
 operations.............  $   145  $    77  $   369  $   365  $   430  $   321  $   349
Ratio of earnings to
 fixed charges..........    2.96x    3.56x    3.08x    2.79x    2.18x    1.13x       (d)

--------

(a) The selected historical consolidated financial data includes the effect of the acquisition of EPIC Holdings, Inc. in May 1994.

(b)Certain amounts have been reclassified to conform to classifications in the Company's Summary of Operations.

(c) The redeemable preferred stock (which was held by the Company) was retired as a component of Healthtrust's 1991 recapitalization.

(d) Healthtrust's earnings were inadequate to cover fixed charges for the year ended August 31, 1990 by $76 million.

                  HEALTHTRUST, INC.--THE HOSPITAL COMPANY

                          SELECTED FINANCIAL DATA

        (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)--CONTINUED


                                                                  AUGUST 31,
                                   FEBRUARY 28, --------------------------------------------------
                                     1995(A)     1994(A)     1993       1992      1991      1990
                                   ------------ ---------  ---------  ---------  -------  --------
FINANCIAL POSITION:
Assets..................              $4,019    $   3,967  $   2,537  $   2,380  $ 2,445  $  2,294
Working capital.........                 297          283        219        245      390       310
Long-term debt,
 including amounts due
 within one year........               1,741        1,785      1,049      1,109    1,221     1,226
Minority interests in
 equity of consolidated
 entities...............                  21           17         14         21       21        21
Redeemable preferred
 stock (c)..............                  -             -          -          -      576       500
Common stockholders'
 equity.................              $1,146    $   1,026  $     656  $     531  $    88  $     42
                              FOR THE SIX
                              MONTHS ENDED
                              FEBRUARY 28,              FOR THE YEARS ENDED AUGUST 31,
                          --------------------- --------------------------------------------------
                          1995(A)      1994      1994(A)     1993       1992      1991      1990
                          -------    --------   ---------  ---------  ---------  -------  --------
OPERATING DATA:
Number of hospitals at
 end of period..........      117         81          116         81         81       85        86
Weighted average
 licensed beds..........   15,955     11,008       12,466     11,233     11,374   11,607    12,022
Average daily census....    6,026      4,273        4,747      4,223      4,416    4,543     4,911
Occupancy...............       38%        39%          38%        38%        39%      39%       41%
Admissions..............  215,208    147,401      333,200    284,606    291,599  293,344   307,758
Average length of stay
 (days).................      5.1        5.2          5.2        5.4        5.5      5.7       5.8
Emergency room visits...  776,989    548,933    1,288,377  1,065,626  1,015,708  958,642   972,678
Outpatient revenues as a
 percentage of patient
 revenues...............       36%        32%          34%        31%        30%      27%       24%

--------
(a) The selected historical consolidated financial data includes the effect of the acquisition of EPIC Holdings, Inc. in May 1994.
(b)Certain amounts have been reclassified to conform to classifications in the Company's Summary of Operations.
(c) The redeemable preferred stock (which was held by the Company) was retired as a component of Healthtrust's 1991 recapitalization.
(d) Healthtrust's earnings were inadequate to cover fixed charges for the year ended August 31, 1990 by $76 million.

                           INVESTMENT CONSIDERATIONS

  The following factors and other information described, or incorporated by reference, herein should be carefully considered by each prospective investor before deciding whether to tender Old Securities pursuant to the Exchange Offers.

CERTAIN CONSIDERATIONS FOR NON-TENDERING HOLDERS

  Amendment of Indentures. Prior to the announcement of the acquisition of Healthtrust by the Company, the Old Securities were rated below investment grade at B1 by Moody's and B by S&P. The Old Securities currently are subject to terms and restrictive covenants that are, in general, typical of debt securities with similar ratings. Following the Company's acquisition of Healthtrust, the Company, whose debt securities as of the date hereof are rated investment grade at A3 by Moody's and BBB+ by S&P, became a co-obligor with Healthtrust with respect to the Old Securities. As of the date hereof, each of Moody's and S&P has raised its rating with respect to the Old Securities to investment grade at Baa1 by Moody's and BBB by S&P. Pursuant to the Solicitation, the Company is proposing parallel amendments to the 1992 Indenture and the 1993 Indenture (under which the Old Securities were issued) in order to make the covenants and certain other terms in each such indenture consistent with those that currently apply to the Company and its subsidiaries with respect to the Company's existing debt securities and that will apply to the Company and its subsidiaries with respect to the New Securities. There can be no assurance, however, that the Old Securities, or any of the Company's debt securities, will continue to be rated investment grade in the future. See "The Consent Solicitation."

  In the event that the Proposed Amendments are adopted with respect to an issue of Old Securities, the covenants and certain other terms with respect to such issue of Old Securities, although consistent with those applicable to the Company with respect to its existing debt securities and the New Securities, will be substantially less restrictive, and afford less protection to holders, than those currently set forth in the 1992 Indenture and the 1993 Indenture. The Proposed Amendments contemplated by the Solicitation would, among other things, eliminate the covenants in each of the 1992 Indenture and the 1993 Indenture that restrict the incurrence of Indebtedness and the making of Restricted Payments (as each such term is defined in the indentures) by an Obligor and its subsidiaries and would replace those covenants with covenants
(i) limiting the ability of an Obligor and certain of its subsidiaries to mortgage or pledge, or engage in sale and lease-back transactions with respect to, certain hospital properties and (ii) restricting the issuance of preferred stock and the incurrence of indebtedness by certain subsidiaries of an Obligor. In addition, the Company proposes to (i) make the provisions in the 1992 Indenture and the 1993 Indenture governing consolidations, mergers and asset sales less restrictive and (ii) eliminate the provisions that require that, in the event of a Change of Control and a Rating Decline (as each such term is defined in the indentures), the Old Securities be repurchased at par at the option of holders.

  If Requisite Consents are received with respect to an issue of Old Securities and the Exchange Offer with respect to such issue is consummated, the relevant indenture will be amended with respect to such issue as discussed herein. Each non-exchanging holder of such issue of Old Securities will be bound by the Proposed Amendments even if such holder did not consent to the Proposed Amendments. See "The Consent Solicitation" and "The Proposed Amendments."

  Reduced Liquidity of Old Securities. If the Exchange Offer for an issue of Old Securities is consummated, then the trading market for such issue could become more limited because of the reduction in the amount outstanding of Old Securities of such issue. This may adversely effect the liquidity and market price of such Old Securities. In addition, following the Exchange Offers the Company may delist the Old 10 3/4% Notes and the Old 8 3/4% Debentures, which currently are listed on the NYSE. Delisting may have a further adverse effect on the liquidity and market price of such Old Securities.

  Subordination. Unlike the New Securities, the Old Securities are subordinated to senior indebtedness of Healthtrust and the Company. If any of the Exchange Offers are consummated, New Securities will be issued (in an amount equal to the principal amount of the Old Securities exchanged), thereby increasing the amount of indebtedness of the Company senior in right of payment to the Old Securities.

CERTAIN CONSIDERATIONS FOR TENDERING HOLDERS

  Terms of New Securities. Unlike the Old Securities with respect to which both the Company and Healthtrust are obligors, the Company is the only obligor with respect to the New Securities. The Company, like Healthtrust, is a holding company; as a result, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the New Securities to benefit from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor with recognized claims against that subsidiary. Claims on the Company's subsidiaries by creditors may include claims of holders of indebtedness and claims of creditors in the ordinary course of business. Such claims may increase or decrease, and additional claims may be incurred in the future.

  The New Securities will contain covenants and certain other terms consistent with those that currently apply to the Company and its subsidiaries pursuant to the Company's existing debt securities. Such covenants and terms are substantially less restrictive, and afford less protection to holders, than those currently set forth in the 1992 Indenture and the 1993 Indenture. However, such covenants will be consistent with those that will apply pursuant to an issue of Old Securities if the Proposed Amendments are adopted with respect to such issue. See "Description of New Securities."

  Liquidity of New Securities. The Company does not plan to list the New Securities on any securities exchange. In addition, depending on, among other things, the amount of New Securities outstanding after the Exchange Offers, the trading market for the New Securities may be more limited than the trading market for the Old Securities prior to the Exchange Offers. A limited trading market may adversely affect the liquidity and market price of the New Securities.

  The Dealer Manager currently plans to make a market in the New Securities following the completion of the Exchange Offers and may buy and sell New Securities on a "when and if issued" basis prior to the completion of the Exchange Offers. However, there can be no assurance that the Dealer Manager will engage in such activities or that any active market in the New Securities will develop or be maintained.

THE COMPANY

  Healthtrust Merger. On April 24, 1995, the Company acquired Healthtrust. The acquisition of Healthtrust involves the integration of the operations of the Company and Healthtrust, two companies that previously operated independently. There can be no assurance that the Company will not encounter difficulties in integrating its operations with those of Healthtrust. See "Recent Developments."

                                  THE COMPANY

  Columbia/HCA Healthcare Corporation (the "Company") is one of the largest health care services companies in the United States. At April 24, 1995, the Company operated 292 general, acute care hospitals and 28 psychiatric hospitals in 36 states and two foreign countries. In addition, as part of its comprehensive health care networks, the Company operates facilities that provide a broad range of outpatient and ancillary services. At April 24, 1995, the Company operated more than 125 outpatient centers.

  The Company's primary objective is to provide to the markets it serves a comprehensive array of quality health care services in the most cost effective manner possible. The Company's general, acute care hospitals typically provide a full range of services commonly available in hospitals to accommodate such medical specialties as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics and obstetrics, as well as diagnostic and emergency services. Outpatient and ancillary health care services are provided by the Company's general, acute care hospitals as well as at freestanding facilities operated by the Company, including outpatient surgery and diagnostic centers, rehabilitation facilities, home health care agencies and other facilities. In addition, the Company operates psychiatric hospitals which generally provide a full range of mental health care services in inpatient, partial hospitalization and outpatient settings.

  On April 24, 1995, the Company acquired Healthtrust, pursuant to a merger transaction accounted for as a pooling of interests. See "Recent Developments." On September 16, 1994, the Company acquired Medical Care America, Inc. in a transaction accounted for as a purchase. On February 10, 1994, the Company acquired HCA-Hospital Corporation of America pursuant to a merger transaction accounted for as a pooling of interests. Effective September 1, 1993, the Company acquired Galen Health Care, Inc. pursuant to a merger transaction accounted for as a pooling of interests.

  The Company's strategy is to become a significant, comprehensive provider of quality health care services in targeted markets. The Company pursues its strategy by acquiring the health care facilities necessary to develop a comprehensive health care network with wide geographic presence throughout the market. Typically, the Company enters a market by acquiring one or more mid- to large-size general, acute care hospitals (over 150 licensed beds), which have either desirable physical plants or ones which can be upgraded on an economically feasible basis. The Company then upgrades equipment and facilities and adds new services to increase the attractiveness of the hospital to local physicians and patient populations. The Company typically develops a network by acquiring additional health care facilities including additional general, acute care hospitals, psychiatric hospitals and outpatient facilities such as surgery centers, diagnostic centers, physical therapy centers and other treatment or wellness facilities including home health care agencies. By developing a comprehensive health care network in a local market, the Company achieves greater visibility and is better able to attract physicians and patients by offering a full range of services in the entire market area. The Company is also able to reduce operating costs by sharing certain services among several facilities in the same market and is better positioned to work with health maintenance organizations, preferred provider organizations and employers.

                                  HEALTHTRUST

  Healthtrust is one of the largest providers of health care services in the United States, delivering a full range of inpatient, outpatient and other health care services principally through its affiliated hospitals. At March 31, 1995, Healthtrust operated 117 acute care hospitals, all of which were owned or leased by Healthtrust through its subsidiaries or joint venture arrangements. Healthtrust was also an investor, through joint ventures, in four other acute care hospitals. Healthtrust's affiliated hospitals are located in rural, suburban and urban communities in 22 southern and western states. Heathtrust's affiliated hospitals generally provide a full range of inpatient and outpatient health care services, including medical/surgical, diagnostic, obstetric, pediatric and emergency services. Many of Healthtrust's hospitals also offer certain specialty programs and services, including occupational medicine programs, home health care services, skilled nursing services, physical therapy programs, rehabilitation services, alcohol and drug dependency programs and selected mental health services. The health care services provided by each hospital are based on the local demand for such services and the ability to provide such services on a competitive basis.

  Healthtrust has experienced consistent growth since it began operations through the acquisition of a group of hospitals and related assets from Hospital Corporation of America in September 1987. On May 5, 1994, Healthtrust acquired EPIC Holdings, Inc. in a transaction accounted for as a purchase.

                              RECENT DEVELOPMENTS

  On April 24, 1995, a wholly-owned subsidiary of the Company merged with and into Healthtrust (the "Healthtrust Merger"). Healthtrust was the surviving company following the Healthtrust Merger (as used herein the term "Healthtrust" refers to either the pre-merger Healthtrust or the post-merger Healthtrust as the context requires). Each stockholder of Healthtrust received for each share of Healthtrust common stock owned as of the effective time of the Healthtrust Merger 0.88 of a share of the Company's common stock. The Healthtrust Merger was accounted for as a pooling of interests. Following the Healthtrust Merger, the Company has become a co-obligor with Healthtrust with respect to the Old Securities.

  The Healthtrust Merger involves the integration of two companies that previously operated independently. There can be no assurance that the Company will not encounter difficulties in integrating the operations of Healthtrust with those of the Company or that the benefits expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on the Company's business, operating results or financial condition. Furthermore, there can be no assurance that the operations, managements and personnel of the two companies will be compatible or that the Company or Healthtrust will not experience the loss of key personnel. Among the factors considered by the Board of Directors of the Company in connection with its approval of the Healthtrust Merger were the opportunities for economies of scale and operating efficiencies that should result from the Healthtrust Merger. While the Company expects to achieve annual savings in operating costs as a result of the Healthtrust Merger (including, without limitation, as a result of the integration of office facilities, information systems and support functions and the combined purchasing power of the two companies), there can be no assurance that these savings will be realized.

                              THE EXCHANGE OFFERS

  The Company is making the Exchange Offers in order to reduce the Company's future long-term interest expense. The Company is soliciting the Consents in order to eliminate certain restrictions on the Company and Healthtrust set forth in the 1992 Indenture and the 1993 Indenture that, as a result of the Company's becoming a co-obligor on the Old Securities, the Company believes are no longer necessary for the protection of holders of Old Securities. There can be no assurance, however, that the Company will achieve these objectives as a result of the Exchange Offers and the Solicitation.

TERMS OF THE EXCHANGE OFFERS

  Subject to the terms and conditions set forth in this Prospectus and the accompanying Letters of Transmittal, the Company is offering to exchange (i) $1,000 principal amount of the Company's New 2005 Notes plus an amount of cash based on the relevant fixed spread pricing formula, for each $1,000 principal amount of Healthtrust's Old 10 3/4% Notes properly tendered, (ii) $1,000 principal amount of the Company's New 2000 Notes plus an amount of cash based on the relevant fixed spread pricing formula, for each $1,000 principal amount of Healthtrust's Old 10 1/4% Notes properly tendered and (iii) $1,000 principal amount of the Company's New 2025 Notes plus an amount of cash based on the relevant fixed spread pricing formula, for each $1,000 principal amount of Healthtrust's Old 8 3/4% Debentures properly tendered.

  For each issue of Old Securities, a price that includes accrued but unpaid interest to the Exchange Date (a "Reference Total Price") will be determined using the specified fixed spread pricing formula for such issue. Such Reference Total Price will be based on a yield (a "Reference Yield") to a specified redemption date for such issue equal to (i) the yield (the "Benchmark Treasury Yield") on a specified U.S. Treasury Security for such issue (a "Benchmark Treasury Security"), plus (ii) a specified number of basis points for such issue. The redemption price on such issue for the specified redemption date will be used in determining such Reference Total Price. For each issue of New Securities, a per annum interest rate will be determined, equal to (i) the yield on a specified Benchmark Treasury Security for such issue, plus (ii) a specified number of basis points for such issue. For each $1,000 principal amount of Old Securities accepted by the Company, a holder will receive $1,000 principal amount of the corresponding issue of New Securities and an amount in cash equal to the amount by which the Reference Total Price for the tendered Old Securities exceeds $1,000. Reference Total Prices and interest rates on the New Securities will be determined based on the Benchmark Treasury Yields as of 4:00 p.m., New York City time, on the second business day prior to the Expiration Date (the "Pricing Time").

  Because the Reference Total Price is based on a fixed spread pricing formula linked to a Benchmark Treasury Yield, the amount of cash that would be received by a tendering holder in the event an Exchange Offer is consummated will be affected by changes in the applicable Benchmark Treasury Yield during the term of the Exchange Offer. Similarly, because the interest rate on each issue of New Securities is linked to a Benchmark Treasury Yield, the actual interest rate that would be realized by a tendering holder will be affected by changes in the applicable Benchmark Treasury Yield during the term of the Exchange Offer. During the term of the Exchange Offers, current information regarding Benchmark Treasury Yields, Reference Yields, Reference Total Prices and interest rates on the New Securities may be obtained from the Liability Management Group at the Dealer Manager at (800) 558-3745 (toll free) or (212) 783-3738 (call collect). The Reference Total Price with respect to each issue of Old Securities and the interest rate with respect to each issue of New Securities will be fixed based on the Benchmark Treasury Yields as of the Pricing Time.

  Exchange Offer for the Old 10 3/4% Notes. In exchange for each $1,000 principal amount of Old 10 3/4% Notes tendered by the holder thereof in accordance with the terms of this Prospectus and the applicable Letter of Transmittal and accepted by the Company, the tendering holder will receive $1,000 principal amount of New 2005 Notes and an amount in cash equal to the amount by which the Reference Total Price for the Old 10 3/4% Notes exceeds $1,000. Such Reference Total Price will be based on a Reference Yield to the first optional redemption date with respect to such notes (May 1, 1997) equal to the sum of (i) the yield on the 6 1/2% U.S. Treasury Note due April 30, 1997, as of the Pricing Time, and (ii) 0.15%. The redemption price with respect to the Old 10 3/4% Notes for the redemption date of May 1, 1997 ($1,040 per $1,000 principal amount of such notes) will be used in determining such Reference Total Price.

  The per annum interest rate on the New 2005 Notes will equal the sum of (i) the yield on the 6 1/2% U.S. Treasury Note due May 15, 2005, as of the Pricing Time, and (ii) 0.75%.

  Exchange Offer for the Old 10 1/4% Notes. In exchange for each $1,000 principal amount of Old 10 1/4% Notes tendered by the holder thereof in accordance with the terms of this Prospectus and the applicable Letter of Transmittal and accepted by the Company, the tendering holder will receive $1,000 principal amount of New 2000 Notes and an amount in cash equal to the amount by which the Reference Total Price for the Old 10 1/4% Notes exceeds $1,000. Such Reference Total Price will be based on a Reference Yield to the first optional redemption date with respect to such notes (April 15, 1999) equal to the sum of (i) the yield on the 7% U.S. Treasury Note due April 15, 1999, as of the Pricing Time, and (ii) 0.25%. The redemption price with respect to the Old 10 1/4% Notes for the redemption date of April 15, 1999 ($1,038.44 per $1,000 principal amount of such notes) will be used in determining such Reference Total Price.

  The per annum interest rate on the New 2000 Notes will equal the sum of (i)
the yield on the   % U.S. Treasury Note due May 31, 2000, as of the Pricing
Time, and (ii) 0.52%.

  Exchange Offer for the Old 8 3/4% Debentures. In exchange for each $1,000 principal amount of Old 8 3/4% Debentures tendered by the holder thereof in accordance with the terms of this Prospectus and the applicable Letter of Transmittal and accepted by the Company, the tendering holder will receive $1,000 principal amount of New 2025 Notes and an amount of cash equal to the amount by which the Reference Total Price for the Old 8 3/4% Debentures exceeds $1,000. Such Reference Total Price will be based on a Reference Yield to the first date at which such debentures could be redeemed at par (March 15, 2001) equal to the sum of (i) the yield on the 7 3/4% U.S. Treasury Note due February 15, 2001, as of the Pricing Time, and (ii) 0.30%. The redemption price with respect to the Old 8 3/4% Debentures for the redemption date of March 15, 2001 ($1,000 per $1,000 principal amount of such debentures) will be used in determining such Reference Total Price.

  The per annum interest rate on the New 2025 Notes will equal the sum of (i) the yield on the 7 1/2% U.S. Treasury Note due November 15, 2024, as of the Pricing Time, and (ii) 1.10%.

  Summary of Terms. The following is a summary of certain defined terms used in describing the Exchange Offers.

  BENCHMARK TREASURY SECURITY: means (i) for the Old 10 3/4% Notes, the 6 1/2% U.S. Treasury Note due April 30, 1997, (ii) for the Old 10 1/4% Notes, the 7% U.S. Treasury Note due April 15, 1999, (iii) for the Old 8 3/4% Debentures, the 7 3/4% U.S. Treasury Note due February 15, 2001, (iv) for the New 2005 Notes, the 6 1/2% U.S. Treasury Note due May 15, 2005, (v) for the New 2000
Notes, the    U.S. Treasury Note due May 31, 2000 and (vi) for the New 2025
Notes, the 7 1/2% U.S. Treasury Note due November 15, 2024.

  BENCHMARK TREASURY YIELD: means, as of the specified time, (i) for the Old 10 3/4% Notes, the yield on the 6 1/2% U.S. Treasury Note due April 30, 1997,
(ii) for the Old 10 1/4% Notes, the yield on the 7% U.S. Treasury Note due April 15, 1999, (iii) for the Old 8 3/4% Debentures, the yield on the 7 3/4% U.S. Treasury Note due February 15, 2001, (iv) for the New 2005 Notes, the yield on the 6 1/2% U.S. Treasury Note due May 15, 2005, (v) for the New 2000
Notes, the yield on the    U.S. Treasury Note due May 31, 2000 and (vi) for
the New 2025 Notes, the yield on the 7 1/2% U.S. Treasury Note due November 15, 2024.

  EXCHANGE DATE: means the date five business days following the Expiration Date on which New Securities will be delivered and cash payments made pursuant to an Exchange Offer.

  EXPIRATION DATE: means Friday, June 23, 1995, unless the relevant Exchange Offer is extended.

  FIXED SPREAD: means (i) for the Old 10 3/4% Notes, 0.15%, (ii) for the Old 10 1/4% Notes, 0.25%, (iii) for the Old 8 3/4% Debentures, 0.30%, (iv) for the New 2005 Notes, 0.75%, (v) for the New 2000 Notes, 0.52% and (vi) for the New 2025 Notes, 1.10%.

  PRICING TIME: means 4:00 p.m., New York City time, on the second business day prior to the Expiration Date.

  REFERENCE TOTAL PRICE: means the price per $1,000 principal amount of an issue of Old Securities that includes accrued but unpaid interest to the Exchange Date, determined using the specified fixed spread pricing formula for such issue. Such price will be based on the Reference Yield for such issue to the specified redemption date for such issue.

  REFERENCE YIELD: means, as of the specified time, (i) for the Old 10 3/4% Notes, the sum of the yield on the 6 1/2% U.S. Treasury Note due April 30, 1997 and 0.15%, (ii) for the Old 10 1/4% Notes, the sum of the yield on the 7% U.S. Treasury Note due April 15, 1999 and 0.25% and (iii) for the Old 8 3/4% Debentures, the sum of the yield on the 7 3/4% U.S. Treasury Note due February 15, 2001 and 0.30%.

  Illustrative Examples and Simplified Formulas. What follows are (i) a series of tables that illustrate application of the formulas to be used to determine Reference Total Prices for the Old Securities and interest rates on the New Securities and (ii) simplified formulas pursuant to which a Reference Total Price for each issue of Old Securities can be determined for any given Benchmark Treasury Yield assuming an Exchange Date of June 30, 1995 (which will be the Exchange Date for each Exchange Offer unless such Exchange Offer is extended). Set forth in Schedule A hereto is the methodology used to determine the Reference Total Prices in the following tables and derive the simplified formulas set forth below.

  THE INFORMATION SET FORTH IN THE FOLLOWING TABLES IS FOR ILLUSTRATIVE PURPOSES ONLY AND NO REPRESENTATION IS INTENDED WITH RESPECT TO THE ACTUAL CONSIDERATION THAT MAY BE PAID PURSUANT TO THE EXCHANGE OFFERS. THE AMOUNT OF CASH PAID AND THE INTEREST RATES ON THE NEW SECURITIES DELIVERED PURSUANT TO THE EXCHANGE OFFERS MAY BE GREATER OR LESS THAN THAT APPEARING IN THE FOLLOWING TABLES DEPENDING ON THE ACTUAL BENCHMARK TREASURY YIELDS AS OF THE PRICING TIME.

  For each issue of Old Securities, the following table sets forth the Benchmark Treasury Yield as of 4:00 p.m., New York City time, on May 22, 1995 and the applicable fixed spread. The table also sets forth for each issue of Old Securities the Reference Yield, the Reference Total Price and the amount of cash consideration (in addition to the $1,000 principal amount of the corresponding issue of New Securities) that would be received in exchange for each $1,000 principal amount of such Old Securities accepted by the Company, assuming (i) that the Benchmark Treasury Yields as of the Pricing Time are the same as they were as of 4:00 p.m., New York City time, on May 22, 1995 and
(ii) an Exchange Date of June 30, 1995.

                        FOR ILLUSTRATIVE PURPOSES ONLY

                           BENCHMARK
                         TREASURY YIELD FIXED                   REFERENCE      CASH
         ISSUE           AS OF 5/22/95  SPREAD REFERENCE YIELD TOTAL PRICE CONSIDERATION
         -----           -------------- ------ --------------- ----------- -------------
Old 10 3/4% Notes.......      6.20%      0.15%      6.35%       $1,128.23     $128.23
Old 10 1/4% Notes.......      6.38%      0.25%      6.63%       $1,170.80     $170.80
Old 8 3/4% Debentures...      6.48%      0.30%      6.78%       $1,117.32     $117.32

  For each issue of Old Securities, the following table sets forth the Reference Yield, the Reference Total Price and the amount of cash consideration (in addition to $1,000 principal amount of the corresponding issue of New Securities) that would be received in exchange for each $1,000 principal amount of such Old Securities accepted by the Company, assuming (i) that the Benchmark Treasury Yields as of the Pricing Time are equal to certain hypothetical Benchmark Treasury Yields and (ii) an Exchange Date of June 30, 1995.

                        FOR ILLUSTRATIVE PURPOSES ONLY

                         HYPOTHETICAL BENCHMARK FIXED                   REFERENCE      CASH
         ISSUE               TREASURY YIELD     SPREAD REFERENCE YIELD TOTAL PRICE CONSIDERATION
         -----           ---------------------- ------ --------------- ----------- -------------
Old 10 3/4% Notes.......          5.70%          0.15%      5.85%       $1,137.58     $137.58
                                  5.95           0.15       6.10         1,132.89      132.89
                                  6.20           0.15       6.35         1,128.23      128.23
                                  6.45           0.15       6.60         1,123.60      123.60
                                  6.70           0.15       6.85         1,119.00      119.00
Old 10 1/4% Notes.......          5.88%          0.25%      6.13%       $1,189.27     $189.27
                                  6.13           0.25       6.38         1,179.99      179.99
                                  6.38           0.25       6.63         1,170.80      170.80
                                  6.63           0.25       6.88         1,161.70      161.70
                                  6.88           0.25       7.13         1,152.69      152.69
Old 8 3/4% Debentures...          5.98%          0.30%      6.28%       $1,142.33     $142.33
                                  6.23           0.30       6.53         1,129.74      129.74
                                  6.48           0.30       6.78         1,117.32      117.32
                                  6.73           0.30       7.03         1,105.08      105.08
                                  6.98           0.30       7.28         1,093.00       93.00

  For each issue of New Securities, the following table sets forth the Benchmark Treasury Yield as of 4:00 p.m., New York City time, on May 22, 1995 and the applicable fixed spread. The table also sets forth what the per annum interest rate on each issue of New Securities would be, assuming that the Benchmark Treasury Yields as of the Pricing Time are the same as they were as of 4:00 p.m., New York City time, on May 22, 1995.

                        FOR ILLUSTRATIVE PURPOSES ONLY

                            BENCHMARK TREASURY YIELD
    ISSUE                        AS OF 5/22/95       FIXED SPREAD INTEREST RATE
    -----                   ------------------------ ------------ -------------
New 2005 Notes.............           6.63%              0.75%        7.38%
New 2000 Notes.............           6.46%              0.52%        6.98%
New 2025 Notes.............           6.98%              1.10%        8.08%

  For each issue of New Securities, the following table sets forth what the per annum interest rate on such issue of New Securities would be, assuming that the Benchmark Treasury Yields as of the Pricing Time are equal to certain hypothetical Benchmark Treasury Yields.

                        FOR ILLUSTRATIVE PURPOSES ONLY

                              HYPOTHETICAL BENCHMARK
    ISSUE                         TREASURY YIELD     FIXED SPREAD INTEREST RATE
    -----                     ---------------------- ------------ -------------
New 2005 Notes...............          6.13%             0.75%        6.88%
                                       6.38              0.75         7.13
                                       6.63              0.75         7.38
                                       6.88              0.75         7.63
                                       7.13              0.75         7.88
New 2000 Notes...............          5.96%             0.52%        6.48%
                                       6.21              0.52         6.73
                                       6.46              0.52         6.98
                                       6.71              0.52         7.23
                                       6.96              0.52         7.48
New 2025 Notes...............          6.48%             1.10%        7.58%
                                       6.73              1.10         7.83
                                       6.98              1.10         8.08
                                       7.23              1.10         8.33
                                       7.48              1.10         8.58

  Pursuant to the following simplified formulas, a Reference Total Price can be determined for each issue of Old Securities for any given Reference Yield, assuming an Exchange Date of June 30, 1995 (which will be the Exchange Date for each Exchange Offer unless such Exchange Offer is extended). The simplified formulas will not produce a correct Reference Total Price for any other Exchange Date. The formulas are derived from the methodology set forth in Schedule A. The reader is referred to the methodology set forth in Schedule A which permits computations for various Exchange Dates.

                      "YLD" = Reference Yield, equal to the
                      Benchmark Treasury Yield plus the applicable fixed spread, expressed as a decimal number.

 OLD 10 3/4% NOTES

                                          107.5
                                  (1040 - -----)
                           107.5           YLD          YLD to the 0.328th power
  Reference Total Price = [----- + ------------] X (1 + ---)
                            YLD                          2
                                       YLD to the 4th power
                                  (1 + ---)
                                        2

 OLD 10 1/4% NOTES


                                            102.5
                                 (1038.44 - -----)
                           102.5             YLD          YLD the 0.417th power
  Reference Total Price = [----- + --------------] X (1 + ---)
                            YLD                            2
                                         YLD to the 8th power
                                    (1 + ---)
                                          2


 OLD 8 3/4% DEBENTURES


                                         87.5
                                 (1000 - ----)
                           87.5           YLD         YLD to the 0.583th power
  Reference Total Price = [---- + -----------] X (1 + ---)
                           YLD                         2
                                        YLD to the 12th power
                                   (1 + ---)
                                         2


  During the term of the Exchange Offers, holders of Old Securities can obtain current information regarding Benchmark Treasury Yields, Reference Yields, Reference Total Prices and interest rates on the New Securities and other information regarding the terms of the Exchange Offers from the Liability Management Group at the Dealer Manager at (800) 558-3745 (toll free) or (212) 783-3738 (call collect).

THE NEW SECURITIES

  The New Securities to be delivered pursuant to the Exchange Offers will be issued under the Company Indenture and will be unsecured obligations of the Company. The New Securities will be unsubordinated senior obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated senior indebtedness of the Company. See "Description of New Securities."

THE CONSENT SOLICITATION

  Concurrently with the Exchange Offers, the Company is soliciting Consents from the holders of Old Securities to amend the 1992 Indenture under which the Old 10 3/4% Notes were issued and the 1993 Indenture under which the Old 10 1/4% Notes and the Old 8 3/4% Debentures were issued. HOLDERS OF OLD SECURITIES WHO TENDER IN AN EXCHANGE OFFER WILL BE REQUIRED, AS A CONDITION TO A VALID TENDER, TO HAVE GIVEN THEIR CONSENT TO THE PROPOSED AMENDMENTS CONTEMPLATED BY THE SOLICITATION. THE PROPER COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL WITH RESPECT TO PARTICULAR OLD SECURITIES WILL CONSTITUTE THE DELIVERY OF A CONSENT WITH RESPECT TO SUCH OLD SECURITIES. WITHDRAWAL OF OLD SECURITIES WILL BE DEEMED A REVOCATION OF THE CONSENT TO WHICH SUCH OLD SECURITIES RELATE. CONSENTS WILL BE IRREVOCABLE AS OF THE EXPIRATION TIME. See "The Consent Solicitation" and "The Proposed Amendments."

  Consents from holders of a majority in principal amount outstanding of an issue of Old Securities (the "Requisite Consents") must be received in order to amend the relevant indenture in the manner contemplated by the Solicitation. Receipt of the Requisite Consents with respect to all three issues of Old Securities is a condition to consummation of each Exchange Offer by the Company. See "--Conditions to the Exchange Offers."

  The Company will not make a separate payment for Consents delivered in the Solicitation.

CALCULATIONS; INFORMATION

  The Reference Total Price for a particular issue of Old Securities, which is a price that includes accrued but unpaid interest to the Exchange Date, will be determined by calculating, per $1,000 principal amount of such Old Securities, the present value, using the appropriate Reference Yield, of (i) the principal amount and premium, if any, payable on the applicable redemption date (assuming such Old Securities were redeemed in full on such date) plus
(ii) all remaining payments of interest up to and including the applicable redemption date. The Reference Total Price will be rounded to the nearest cent per $1,000 principal amount of Old Securities. The methodology to be used in calculating the Reference Total Price for each issue of Old Securities is set forth in Schedule A hereto. An example of the application of such methodology is provided for each issue of Old Securities in Schedule B hereto. The interest rate on each issue of New Securities will be determined by calculating the sum of the applicable Benchmark Treasury Yield and the specified number of basis points. Each price and interest rate calculation will be made using the relevant Benchmark Treasury Yield as of the Pricing Time. The Exchange Date will be the settlement date for all Reference Total Price calculations.

  The Benchmark Treasury Yield on each Benchmark Treasury Security will be calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such Benchmark Treasury Security as of the Pricing Time, as such bid price is displayed on the Garban Limited Quotation Screens for U.S. Government Securities. If any relevant price is not available on a timely basis on the Garban Limited Quotation Screens or is manifestly erroneous, the relevant price information may be obtained from such other quotation service as the Dealer Manager shall select in its sole discretion, the identity of which shall be disclosed by the Dealer Manager to tendering holders. Although the Benchmark Treasury Yields will be determined based solely on the sources described above, information regarding the prices of Benchmark Treasury Securities also may be found in The Wall Street Journal.

  As soon as practicable after the Pricing Time, but in any event before 9:00 a.m., New York City time, on the following business day, the Dealer Manager will publicly announce by press release to the Dow Jones News Service: (i) for each issue of Old Securities: the Benchmark Treasury Yield, the Reference Yield, the Reference Total Price and the consideration (cash plus New Securities) to be received by tendering holders in the event the relevant Exchange Offer is consummated and (ii) for each issue of New Securities: the Benchmark Treasury Yield and the per annum interest rate.

  During the term of the Exchange Offers, holders of Old Securities can obtain current information regarding Benchmark Treasury Yields, Reference Yields, Reference Total Prices and interest rates on the New Securities and other information regarding the terms of the Exchange Offers from the Liability Management Group at the Dealer Manager at (800) 558-3745 (toll free) or (212) 783-3738 (call collect). In addition, the Dealer Manager intends to publish information about the Exchange Offers, including the information described in the preceding paragraph when available, on the MCM "CORPORATEWATCH" Service on Telerate page 41962 and on Bloomberg under "Company News."

  In the event any dispute arises with respect to any Benchmark Treasury Yield, Reference Yield, Reference Total Price, interest rate on an issue of New Securities or any quotation or calculation with respect to the Exchange Offers, the Dealer Manager's determination shall be conclusive and binding absent manifest error.

DEALER MANAGER MARKET ACTIVITY

  The Dealer Manager currently plans to make a market in the New Securities following the completion of the Exchange Offers and may buy and sell New Securities on a "when and if issued" basis prior to the completion of the Exchange Offers. However, there can be no assurance that the Dealer Manager will engage in such activities or that any active market in the New Securities will develop or be maintained.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

  The Exchange Offers will expire at 11:59 p.m., New York City time, on Friday, June 23, 1995 (the "Expiration Date"), subject to extension by the Company as provided herein . In the event that an Exchange Offer is extended, the term "Expiration Date" with respect to such extended Exchange Offer shall mean the date on which such Exchange Offer as so extended shall expire (11:59 p.m., New York City time, on the Expiration Date sometimes being referred to herein as the "Expiration Time").

  The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) extend or terminate any of the Exchange Offers and not accept for exchange any tendered Old Securities, if any of the conditions specified in "--Conditions to the Exchange Offers" is not satisfied or waived,
(ii) waive any condition to any Exchange Offer and accept all Old Securities tendered pursuant to such Exchange Offer, (iii) extend any Exchange Offer and retain all Old Securities tendered pursuant to such Exchange Offer until the expiration of such Exchange Offer, subject, however, to the withdrawal rights of holders, see "--Withdrawal Rights," (iv) amend the terms of any Exchange Offer and (v) modify the form of the consideration to be paid pursuant to any Exchange Offer.

  If the consideration offered with respect to any Exchange Offer is changed, such Exchange Offer will remain open at least ten business days from the date public notice of such change is given. However, in the event the Company has not received the Requisite Consents with respect to an issue of Old Securities as of the Expiration Time, the Company may extend the relevant Exchange Offer for a period of less than ten business days, but not less than two business days, and redetermine the Reference Total Price with respect to such issue of Old Securities and the interest rate on the corresponding issue of New Securities using the relevant Benchmark Treasury Yields as of the Pricing Time with respect to such extended Exchange Offer. However, no such extension of less than ten business days will occur unless the value of the total consideration (cash plus the value of the New Securities) to be received by a tendering holder increases as a result of such redetermination of the relevant Reference Total Price and interest rate on the corresponding New Securities.

  Any extension, termination, or amendment will be followed as promptly as practicable by a public announcement and notification of the Exchange Agent and Dealer Manager thereof. In the case of any extension, a public announcement will be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Exchange Offer or Exchange Offers subject to such extension. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligations to publish, advertise or otherwise communicate any such public announcement other than by release to the Dow Jones News Service or otherwise as required by law. In the event of any extension of an Exchange Offer, all Old Securities tendered pursuant to such Exchange Offer and not subsequently withdrawn, will remain subject to, and holders will continue to have withdrawal rights until the expiration of, such Exchange Offer.

  Every holder who tenders Old Securities of a particular issue and whose tender is accepted, will receive the same consideration per $1,000 principal amount of such Old Securities tendered.

EFFECT OF TENDER

  Tendering holders of Old Securities that are exchanged in an Exchange Offer will not be obligated to pay transfer taxes nor any fee or commission to the Dealer Manager, with respect to the acquisition of their Old Securities by the Company pursuant to such Exchange Offer. See "--Transfer Taxes." However, if the tendering holder handles the transaction through his or her broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay fees or commissions to such institution.

DISSENTERS' RIGHTS

  Holders of Old Securities do not have any appraisal or dissenters' rights under the Delaware General Corporation Law, the 1992 Indenture or the 1993 Indenture, in connection with the Exchange Offers.

ACCEPTANCE OF OLD SECURITIES TENDERED FOR EXCHANGE; DELIVERY OF NEW SECURITIES

  Subject to the terms and conditions of the Exchange Offers, the Company will purchase Old Securities by accepting such securities for exchange and in consideration therefor will issue the appropriate New Securities and make the appropriate cash payments. New Securities will be delivered and cash payments made by check (in New York next day funds) on the fifth business day following the Expiration Date (the "Exchange Date"). The Exchange Agent will act as agent for the tendering holders for the purpose of receiving Old Securities and transmitting payments and New Securities to such holders.

  New Securities will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder's custodian. Accordingly, a holder who tenders Old Securities must specify on the applicable Letter of Transmittal the DTC participant to which New Securities should be delivered and all necessary account information to effect such delivery. Failure to provide such information will render such holder's tender defective and the Company will have the right, which it may waive, to reject such tender. The Company, the Exchange Agent and the Dealer Manager shall not incur any liability for delivering New Securities in accordance with any instructions provided by a tendering holder.

  Holders who anticipate tendering other than through DTC are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any New Securities to be delivered pursuant to the Exchange Offers and to obtain the information necessary to complete the account information table in the applicable Letter of Transmittal.

  The Company shall be deemed to have accepted for exchange (and thereby to have purchased) tendered Old Securities as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such securities for exchange. Old Securities accepted for exchange by the Company will be cancelled.

  If Old Securities in a principal amount in excess of the principal amount indicated as being tendered on the Letter of Transmittal are submitted, an Old Security in principal amount equal to the excess principal amount over the amount indicated as tendered in the Letter of Transmittal will be issued to the tendering holder, at the Company's expense, in the same form in which such security was tendered, as promptly as practicable following the expiration or termination of the relevant Exchange Offer. If any tendered Old Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such Old Securities will be returned, at the Company's expense, to the tendering holder thereof, as promptly as practicable following the expiration or termination of the relevant Exchange Offer.

PROCEDURES FOR TENDERING OLD SECURITIES AND GIVING CONSENTS

  The GREEN Letter of Transmittal must be used to tender Old 10 3/4% Notes. The YELLOW Letter of Transmittal must be used to tender Old 10 1/4% Notes. The BLUE Letter of Transmittal must be used to tender Old 8 3/4% Debentures. A holder may tender less than all Old Securities held by such holder. Old Securities of any issue may be tendered only in denominations of $1,000. Holders who wish to tender Old Securities from more than one issue must complete a separate Letter of Transmittal with respect to each issue of Old Securities tendered.

  THERE ARE NO GUARANTEED DELIVERY PROCEDURES WITH RESPECT TO THE EXCHANGE
OFFERS.

  THE PROPER COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL WITH RESPECT TO PARTICULAR OLD SECURITIES WILL CONSTITUTE THE GIVING OF A CONSENT WITH RESPECT TO SUCH OLD SECURITIES.

  ALL NEW SECURITIES WILL BE DELIVERED ONLY IN BOOK-ENTRY FORM THROUGH DTC. ACCORDINGLY, HOLDERS WHO ANTICIPATE TENDERING OTHER THAN THROUGH DTC ARE URGED TO CONTACT PROMPTLY A BANK, BROKER OR OTHER INTERMEDIARY (THAT HAS THE CAPABILITY TO HOLD SECURITIES CUSTODIALLY THROUGH DTC) TO ARRANGE FOR RECEIPT OF ANY NEW SECURITIES TO BE DELIVERED PURSUANT TO THE EXCHANGE OFFERS AND TO OBTAIN THE INFORMATION NECESSARY TO PROVIDE THE REQUIRED DTC PARTICIPANT AND ACCOUNT INFORMATION IN THE APPLICABLE LETTER OF TRANSMITTAL.

  Tender of Old Securities Held in Physical Form. To tender Old Securities held in physical form, a holder must (i) complete (including the required information regarding delivery of New Securities through DTC) and sign the applicable Letter of Transmittal in accordance with the instructions set forth therein and (ii) deliver the properly completed and executed Letter of Transmittal, together with any other documents required by the Letter of Transmittal, and the Old Securities in physical form to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to the Expiration Time.

  Tender of Old Securities Held Through a Custodian. To tender Old Securities held by a custodian or other intermediary (a "Custodian"), the beneficial owner of the Old Securities must contact the Custodian and direct the Custodian to tender such Old Securities in accordance with the procedures set forth herein and in the applicable Letter of Transmittal.

  If the Custodian holds such Old Securities in physical form, the Custodian must follow the procedure set forth above under "--Tender of Old Securities Held in Physical Form."

  If the Custodian holds such Old Securities in book-entry form through DTC, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (each, a "Book-Entry Transfer Facility"), to tender such Old Securities the Custodian must (i) effect a book-entry transfer of all Old Securities to be tendered to the Exchange Agent's account at such Book-Entry Transfer Facility prior to the Expiration Time, (ii) complete (including the required information regarding delivery of New Securities through DTC) and sign the applicable Letter of Transmittal in accordance with the instructions set forth therein and (iii) deliver the properly completed and executed Letter of Transmittal, together with any other documents required by the Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to the Expiration Time.

  Book-Entry Delivery Procedures. The Exchange Agent promptly will establish an account with respect to the Old Securities at each Book-Entry Transfer Facility for purposes of the Exchange Offers. Any financial institution that is a participant in a Book-Entry Transfer Facility may make a book-entry delivery of Old Securities by causing such Book-Entry Transfer Facility to transfer Old Securities to the Exchange Agent's account. However, although delivery of Old Securities may be effected through book-entry transfer at a Book-Entry Transfer Facility, a properly completed and executed Letter of Transmittal, together with any other documents required by the Letter of Transmittal, must, in any case, be transmitted to, and received by, the Exchange Agent at its address set forth on the back cover page of this Prospectus prior to the Expiration Time. Old Securities will not be deemed surrendered until the Letter of Transmittal is received by the Exchange Agent. DELIVERY OF A LETTER OF TRANSMITTAL TO A BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

  Any holder whose Old Securities have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the Old Trustee. Holders may contact the Information Agent for assistance with such matters.

  IN ORDER FOR A TENDERING HOLDER TO BE ASSURED OF PARTICIPATING IN AN EXCHANGE OFFER, SUCH HOLDER MUST TENDER OLD SECURITIES IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN AND IN THE APPROPRIATE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION TIME. THE METHOD OF DELIVERY OF OLD SECURITIES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED AND ENOUGH TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  LETTERS OF TRANSMITTAL AND OLD SECURITIES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OLD SECURITIES TO THE COMPANY, THE OLD TRUSTEE, THE NEW TRUSTEE, THE INFORMATION AGENT OR THE DEALER MANAGER.

PROPER EXECUTION AND DELIVERY OF LETTERS OF TRANSMITTAL

  In general, all signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed by an Eligible Institution (as such term is defined in the Letters of Transmittal); however, such signatures need not be guaranteed if (a) the Letter of Transmittal is signed by the registered holder of Old Securities tendered thereby or by a participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the holder of Old Securities tendered thereby and such holder/participant has not completed the portion entitled "Special Issuance and Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (b) such Old Securities are tendered for the account of an Eligible Institution.

  If the Letter of Transmittal is signed by the registered holder of the Old Securities tendered thereby or a participant in a Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old Securities tendered thereby, the signature must correspond with the name as written on the face of the Old Securities or on the security position listing, respectively, without any change whatsoever. If any of the Old Securities tendered thereby are held by two or more holders, all such holders must sign the Letter of Transmittal. If any of the Old Securities tendered thereby are registered in different names on different Old Securities, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

  If the Letter of Transmittal is signed by a person other than the registered holder of Old Securities tendered thereby or a participant in a Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old Securities tendered thereby, the Old Securities must be endorsed or accompanied by appropriate instruments of transfer, in either case, signed exactly as the name of the holder appears on the face of the Old Securities or on the security position listing with respect thereto. If the Letter of Transmittal or any Old Securities, proxy or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Exchange Agent of the authority of such person so to act must be submitted.

  New Securities will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder's custodian. If cash payments for any Old Securities exchanged, or if Old Securities not tendered or not exchanged are to be delivered to a person other than the holder of the Old Securities tendered, or to an address other than that of the holder of the Old Securities tendered, such holder should indicate in the applicable box the person and/or address to which such payments or Old Securities are to be delivered. If a cash payment or Old Securities not tendered or not exchanged are to be issued to a person other than the holder of the Old Securities tendered, the employer identification or social security number of the person to whom issuance is to be made must be indicated on the Letter of Transmittal. If Old Securities not tendered or not exchanged are to be issued to a person other than the holder of the Old Securities tendered, the Old Securities must be endorsed or accompanied by appropriate instruments of transfer, signed exactly as the name of the holder appears on the face of the Old Securities or the security position listing with respect thereto, with the signature on the certificates or instruments of transfer guaranteed by an Eligible Institution. If no such instructions are given, any cash payments and any Old Securities not tendered or not exchanged will be delivered to the holder of the Old Securities tendered.

  Because New Securities will be delivered only in book-entry form through DTC, a holder who tenders Old Securities must specify on the applicable Letter of Transmittal the DTC participant to which New Securities should be delivered and all necessary account information to effect such delivery. Such DTC participant must be either the tendering holder or a custodian for the tendering holder. Failure to provide such information will render such holder's tender defective and the Company will have the right, which it may waive, to reject such tender. Holders who anticipate tendering other than through DTC are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any New Securities to be delivered pursuant to the Exchange Offers and to obtain the information necessary to complete the account information table in the applicable Letter of Transmittal.

  No alternative, conditional, irregular or contingent tenders or Consents will be accepted. By executing the Letter of Transmittal, the tendering holder of Old Securities waives any right to receive any notice of the acceptance for exchange or purchase, as the case may be, of his or her Old Securities, except as otherwise provided herein.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Securities will be resolved by the Company, whose determination shall be conclusive and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may be, in the opinion of counsel for the Company, unlawful. The Company also reserves the absolute right to waive any condition of any Exchange Offer as set forth under "--Conditions to the Exchange Offers" and any irregularities or conditions of tender as to particular Old Securities. The Company's interpretation of the terms and conditions of the Exchange Offers (including the instructions in the Letters of Transmittal) shall be conclusive and binding.

  Unless waived, any irregularities in connection with tenders must be cured within such time as the Company may determine. The Company, the Exchange Agent, the Information Agent and the Dealer Manager shall not be under any duty to give notification of defects in such tenders and shall not incur liability for any failure to give such notification. Tenders of Old Securities will not be deemed to have been made until such irregularities have been cured or waived. Any Old Securities received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letters of Transmittal, as soon as practicable following the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFERS

  Notwithstanding any other provisions of an Exchange Offer, or any extension of such Exchange Offer, the Company will not be required to issue New Securities or make any payments in respect of any properly tendered Old Securities, and may terminate such Exchange Offer by oral or written notice to the Exchange Agent and the holders of such Old Securities, or, at its option, modify or otherwise amend such Exchange Offer with respect to such Old Securities, if any of the following conditions has not been satisfied, prior to or concurrently with the consummation of such Exchange Offer:

    (a) receipt of the Requisite Consents with respect to all three issues of Old Securities;

    (b) there shall not have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the exchange of Old Securities pursuant to the Exchange Offers (the "Exchange"), by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which
  (i) challenges the making of the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the Exchange, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the Exchange, or might otherwise adversely affect in any material manner the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the Exchange or (ii) in the sole judgment of the Company, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the Exchange to the Company or might be material to holders of Old Securities in deciding whether to accept such Exchange Offers;

    (c) there shall not have occurred or be likely to occur any event affecting the business or financial affairs of the Company that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the Exchange or that will, or is reasonably likely to, materially impair the contemplated benefits of the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the Exchange to the Company or might be material to holders of Old Securities in deciding whether to accept such Exchange Offers;

    (d) there shall not have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any material adverse change in the price of the Old Securities, (iii) a material impairment in the general trading market for debt securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States or (vii) any material adverse change in United States securities or financial markets generally, or in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers, a material acceleration or worsening thereof; and

    (e) the Old Trustee shall not have objected in any respect to, or taken any action that could in the sole judgment of the Company adversely affect the consummation of, any of the Exchange Offers, the Exchange or the Company's ability to effect the Proposed Amendments contemplated by the Solicitation, nor shall the Old Trustee have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting Consents (including the form thereof) or in making the Exchange Offers or the Exchange.

  If any of the foregoing conditions are not satisfied with respect to a particular issue of Old Securities, the Company may (i) terminate the Exchange Offer with respect to such issue of Old Securities and return such Old Securities to the holders who tendered them; (ii) extend such Exchange Offer and retain all tendered Old Securities until the expiration of such Exchange Offer, as extended, subject, however, to the withdrawal rights of holders, see "--Withdrawal Rights" and "--Expiration Date; Extensions; Termination; Amendments"; or (iii) waive the unsatisfied conditions with respect to such Exchange Offer and accept all Old Securities tendered therein.

  The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its sole discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

WITHDRAWAL AND REVOCATION RIGHTS

  Tendered Old Securities may be withdrawn by the tendering holder prior to the Expiration Time.

  A holder of Old Securities who tendered Old Securities in physical form may withdraw the Old Securities tendered by providing a written notice of withdrawal (or facsimile thereof) to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, prior to the Expiration Time, which notice must contain: (i) the name of the person who tendered the Old Securities; (ii) a description of the Old Securities to be withdrawn; (iii) the certificate numbers shown on the particular certificates evidencing such Old Securities; (iv) the aggregate principal amount represented by such Old Securities; (v) the signature of the holder of such Old Securities executed in the same manner as the original signature on the Letter of Transmittal (including a signature guarantee, if such original signature was guaranteed); and (vi) if such Old Securities are owned by a new beneficial owner, evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Securities.

  If a beneficial owner of Old Securities tendered through a Custodian and wishes to withdraw the Old Securities tendered, such beneficial owner must contact the Custodian and direct the Custodian to withdraw such Old Securities in accordance with the following procedures. In order to withdraw such Old Securities the Custodian must provide a written notice of withdrawal (or facsimile thereof) to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, prior to the Expiration Time, which notice must contain: (i) the name of the person who tendered the Old Securities; (ii) a description of the Old Securities to be withdrawn; (iii) the certificate numbers shown on the particular certificates evidencing such Old Securities (if Old Securities were tendered in physical form); (iv) the aggregate principal amount represented by such Old Securities; and (v) if such Old Securities are owned by a new beneficial owner, evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Securities. If the Old Securities were tendered by book-entry transfer, the Custodian also must debit the Exchange Agent's account at the Book-Entry Transfer Facility through which the tender was made of all Old Securities to be withdrawn.

  A PURPORTED NOTICE OF WITHDRAWAL WHICH LACKS ANY OF THE REQUIRED INFORMATION WILL NOT BE AN EFFECTIVE WITHDRAWAL OF A TENDER PREVIOUSLY MADE. TENDERS MAY NOT BE WITHDRAWN AFTER THE EXPIRATION TIME.

  Holders who have tendered in an Exchange Offer will continue to have withdrawal rights following any extension of such Exchange Offer. Any permitted withdrawals of tenders of Old Securities may not be rescinded, and any Old Securities so withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer and the holder thereof will be deemed to have rejected the Exchange Offer with respect to the withdrawn Old Securities. However, withdrawn Old Securities may be re-tendered prior to the Expiration Time by following the procedures for tendering.

  THE WITHDRAWAL OF TENDERED OLD SECURITIES WILL BE DEEMED TO BE A REJECTION OF THE RELEVANT EXCHANGE OFFER AND A REVOCATION OF THE CONSENTS TO WHICH SUCH TENDERED OLD SECURITIES RELATE.

  All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Company, whose determination will be conclusive and binding. None of the Company, the Exchange Agent, the Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

FUTURE OFFERS

  The Company reserves the right, in its sole discretion, to purchase or make offers for any Old Securities that remain outstanding subsequent to the completion of the relevant Exchange Offer. The terms of any such purchase or offer could differ from the terms of the Exchange Offers.

TRANSFER TAXES

  The Company will pay all transfer taxes, if any, applicable to the transfer and sale of Old Securities to it pursuant to the Exchange Offers. If, however, substitute Old Securities for amounts not tendered or not exchanged are to be delivered to, or are to be registered in the name of, any person other than the registered holder of Old Securities tendered, or if tendered Old Securities are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer or sale of Old Securities to the Company pursuant to an Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) shall be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the appropriate Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder and/or withheld from any payments due with respect to the Old Securities tendered by such holder.

EXCHANGE AGENT

  Chemical Mellon Shareholder Services has been appointed Exchange Agent for the Exchange Offers. The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Letters of Transmittal and all correspondence in connection with the Exchange Offers must be sent or delivered to the Exchange Agent at the address set forth on the back cover page of this Prospectus.

INFORMATION AGENT

  D. F. King & Co., Inc. has been appointed Information Agent for the Exchange Offers. The Company will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  Any questions concerning tender procedures or requests for assistance or additional copies of this Prospectus or the Letters of Transmittal may be directed to the Information Agent at the address and telephone number set forth on the back cover page of this Prospectus. Holders of Old Securities may also contact the Dealer Manager or their broker, dealer, commercial bank or trust company for assistance concerning the Exchange Offers.

DEALER MANAGER

  The Company has engaged Salomon Brothers Inc to act as Dealer Manager in connection with the Exchange Offers. Any holder who has questions concerning the terms of the Exchange Offers or who would like current information regarding Benchmark Treasury Yields, Reference Yields, Reference Total Prices or interest rates on the New Securities may contact the Liability Management Group at the Dealer Manager at (800) 558-3745 (toll free) or (212) 783-3738 (call collect) or at the address set forth on the back cover page of this Prospectus.

  The Company has agreed to pay the Dealer Manager a fee for its services and to reimburse the Dealer Manager for its reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel, and the Company has agreed to indemnify the Dealer Manager against certain liabilities, including certain liabilities under the federal securities laws, in connection with the Exchange Offers. In the past, the Dealer Manager has provided other investment banking and financial advisory services to the Company.

  The Dealer Manager currently plans to make a market in the New Securities following the completion of the Exchange Offers and may buy and sell New Securities on a "when and if issued basis" prior to the completion of the Exchange Offers. However, there can be no assurance that the Dealer Manager will engage in such activities or that any active market in the New Securities will develop or be maintained. See "--Dealer Manager Market Activity" and "Investment Considerations."

                 ACCOUNTING TREATMENT OF EXCHANGE OFFERS

  The Exchange will be accounted for by the Company as an extinguishment of debt as provided for under generally accepted accounting principles. The Company expects to record an extraordinary loss in connection with the Exchange in the period the Exchange is consummated.

                        MARKET AND TRADING INFORMATION

  The Old 10 3/4% Notes and Old 8 3/4% Debentures are listed and traded on the NYSE. The following table sets forth the high and low closing sales prices on the NYSE for such Old Securities for the periods indicated, as reported by BLOOMBERG FINANCIAL MARKETS.

OLD 10 3/4% NOTES                                                HIGH     LOW
-----------------                                              -------- --------
 1995:
  April 1, 1995 through May 22, 1995.......................... 110 1/2% 109 1/8%
  First Quarter............................................... 109 5/8  105 3/8
 1994:
  Fourth Quarter.............................................. 109      101 1/2
  Third Quarter............................................... 104 3/4  101 1/4
  Second Quarter.............................................. 106      102
  First Quarter............................................... 112 3/4  105
 1993:
  Fourth Quarter.............................................. 112      108 3/4
  Third Quarter............................................... 111 1/4  109 5/8
  Second Quarter.............................................. 110 1/2  106 5/8
  First Quarter............................................... 108 3/4  105 7/8
OLD 8 3/4% DEBENTURES                                            HIGH     LOW
---------------------                                          -------- --------
 1995:
  April 1, 1995 through May 22, 1995.......................... 107 1/8% 101 1/2%
  First Quarter............................................... 102 1/2   95 1/2
 1994:
  Fourth Quarter..............................................  97 3/4   93
  Third Quarter...............................................  93 7/8   88 1/2
  Second Quarter..............................................  95 1/4   90
  First Quarter............................................... 103 5/8   90
 1993:
  Fourth Quarter.............................................. 104      100 3/8
  Third Quarter............................................... 102 1/8   99 5/8
  Second Quarter.............................................. 100 1/8   98

  On May 22, 1995, the reported closing sales price on the NYSE for the Old 10 3/4% Notes and the Old 8 3/4% Debentures was 110 1/4% and 106%, respectively. Although the Old 10 3/4% Notes and Old 8 3/4% Debentures are listed and traded on the NYSE, the over-the-counter market, not the NYSE, is the principal market for the Old 10 3/4% Notes and Old 8 3/4% Debentures. Accordingly, the information provided above with respect to NYSE closing sales prices does not reflect the prices at which Old 10 3/4% Notes and Old 8 3/4% Debentures were traded in their principal market during the periods indicated, which prices may have been different than those on the NYSE. The Old 10 3/4% Notes were issued on May 1, 1992 and the Old 8 3/4% Debentures on March 30, 1993.

  The Old 10 1/4% Notes are traded only in the over-the-counter market. On May 22, 1995, the closing bid price for the Old 10 1/4% Notes was 113.47% as reported by BLOOMBERG FINANCIAL MARKETS. The Old 10 1/4% Notes were issued on May 5, 1994.

  There can be no assurance regarding the prices at which the Old Securities may trade during and following the Exchange Offers. See "Investment Considerations." HOLDERS ARE URGED TO OBTAIN CURRENT INFORMATION WITH RESPECT TO THE MARKET PRICES OF THE OLD SECURITIES.

                           THE CONSENT SOLICITATION

  Concurrently with the Exchange Offers, the Company is soliciting Consents as follows: (i) from the holders of the Old 10 3/4% Notes, Consents to certain amendments to the 1992 Indenture, pursuant to which the Old 10 3/4% Notes were issued, (ii) from the holders of the Old 10 1/4% Notes, Consents to certain amendments, with respect to the Old 10 1/4% Notes, to the 1993 Indenture, pursuant to which the Old 10 1/4% Notes were issued and (iii) from the holders of the Old 8 3/4% Debentures, Consents to certain amendments, with respect to the Old 8 3/4% Debentures, to the 1993 Indenture, pursuant to which the Old 8 3/4% Debentures were issued. Each of the 1992 Indenture and the 1993 Indenture sometimes is referred to herein as the "Indenture" and they sometimes are referred to collectively herein as the "Indentures."

  Prior to the announcement of the acquisition of Healthtrust by the Company, the Old Securities were rated below investment grade at B1 by Moody's and B by S&P. The Old Securities currently are subject to terms and restrictive covenants that are, in general, typical of debt securities with similar ratings. Following the Company's acquisition of Healthtrust, the Company, whose debt securities as of the date hereof are rated investment grade at A3 by Moody's and BBB+ by S&P, became a co-obligor with Healthtrust with respect to the Old Securities. As of the date hereof, each of Moody's and S&P has raised its rating with respect to the Old Securities to investment grade at Baa1 by Moody's and BBB by S&P. Pursuant to the Solicitation, the Company is proposing parallel amendments (the "Proposed Amendments") to the 1992 Indenture and the 1993 Indenture in order to make the covenants and certain other terms in the Indentures consistent with those that currently apply to the Company and its subsidiaries with respect to the Company's existing debt securities and that will apply to the Company and its subsidiaries with respect to the New Securities. It should be noted, however, that the ratings given the Old Securities should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Accordingly, there can be no assurance that the Old Securities, or any of the Company's debt securities, will continue to be rated investment grade in the future.

  The Proposed Amendments as contemplated by the Solicitation would, among other things, eliminate the covenants in each Indenture that restrict the incurrence of Indebtedness and the making of Restricted Payments (as each such term is defined in the Indentures) by an Obligor and its subsidiaries and would replace those covenants with covenants (i) limiting the ability of an Obligor and certain of its subsidiaries to mortgage or pledge, or engage in sale and lease-back transactions with respect to, certain hospital properties and (ii) restricting the issuance of preferred stock and the incurrence of indebtedness by certain subsidiaries of an Obligor. In addition, the Company proposes to (i) make the provisions in the each Indenture governing consolidations, mergers and asset sales less restrictive and (ii) eliminate the provisions in each Indenture that require that, in the event of a Change of Control and a Rating Decline (as each such term is defined in the Indentures), the Old Securities be repurchased at par at the option of holders. Although the resulting covenants and terms would be substantially less restrictive than those currently set forth in the Indentures, they would be consistent with those of the Company's existing debt securities and the New Securities. See "The Proposed Amendments" and "Investment Considerations."

  Requisite Consents must be received in order to adopt the Proposed Amendments to the relevant Indenture with respect to an issue of Old Securities. The Proposed Amendments will be adopted with respect to a particular issue of Old Securities only upon consummation of the Exchange Offer with respect to such issue. If the Proposed Amendments are adopted with respect to an issue of Old Securities, then each non-exchanging holder will be bound by the Proposed Amendments even though such holder did not consent to the Proposed Amendments. See "Investment Considerations."

  As of the date hereof, there are $500,000,000 aggregate principal amount of Old 10 3/4% Notes outstanding, $200,000,000 aggregate principal amount of Old 10 1/4% Notes outstanding and $300,000,000 aggregate principal amount of Old 8 3/4% Debentures outstanding.

  HOLDERS OF OLD SECURITIES WHO TENDER IN AN EXCHANGE OFFER WILL BE REQUIRED, AS A CONDITION TO A VALID TENDER, TO HAVE GIVEN THEIR CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH ISSUE OF OLD SECURITIES. THE PROPER COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL WITH RESPECT TO PARTICULAR OLD SECURITIES WILL CONSTITUTE THE DELIVERY OF A CONSENT WITH RESPECT TO SUCH OLD SECURITIES. WITHDRAWAL OF OLD SECURITIES WILL BE DEEMED A REVOCATION OF THE CONSENT TO WHICH SUCH OLD SECURITIES RELATE. CONSENTS WILL BE IRREVOCABLE AS OF THE EXPIRATION TIME.

  THE COMPANY WILL MAKE NO SEPARATE PAYMENT FOR CONSENTS DELIVERED IN THE SOLICITATION.

                            THE PROPOSED AMENDMENTS

  The 1992 Indenture and the 1993 Indenture contain substantially similar covenants and terms. What follows are summaries of the covenants and terms proposed to be eliminated from, and the covenants and terms proposed to be added to, each Indenture pursuant to the Solicitation. Each summary is followed by a summary of related definitions. The summaries do not purport to be complete and are qualified in their entirety by reference to the 1992 Indenture, the 1993 Indenture and the form of the supplemental indenture to each of the 1992 Indenture and the 1993 Indenture that contain the Proposed Amendments with respect to the Old Securities (and that are to be executed in respect of an issue of Old Securities by the Company, Healthtrust and the Old Trustee in the event the Requisite Consents necessary to adopt the Proposed Amendments with respect to such issue are obtained). The form of each such supplemental indenture has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Obligor" refers to each of the Company and Healthtrust as an obligor under the Indentures.

SUMMARY OF PROVISIONS TO BE ELIMINATED

  Pursuant to the Solicitation, the Company is proposing to eliminate the following from each Indenture with respect to each issue of Old Securities:

  Limitation on Indebtedness. Each Indenture currently provides that the Obligor will not, and will not permit any subsidiary to, directly or indirectly, incur, assume, guarantee or otherwise become liable for (each such action, an "incurrence") the payment of any Indebtedness unless, after giving effect thereto, the Obligor's Fixed Charge Coverage Ratio on a pro forma basis for its last four completed fiscal quarters, taken as a whole (calculated on the assumptions that (i) such Indebtedness and the application of the proceeds thereof and (ii) any other Indebtedness incurred, modified or repaid by the Obligor or any subsidiary and the application of the proceeds thereof and
(iii) any acquisition or disposition by the Obligor or any subsidiary of assets in excess of $25.0 million, in each case since the end of such last four completed fiscal quarters, had been incurred, modified, repaid, consummated or applied, as the case may be, on the first day of such four-quarter period) would have been greater than 2.25 to 1; provided, however, that the foregoing does not restrict the incurrence of Permitted Indebtedness. (Section 1005 of the 1992 Indenture; Section 5.06 of the 1993 Indenture)

  Limitation on Restricted Payments. Each Indenture currently provides that the Obligor will not, directly or indirectly, declare or pay any dividend or make any distribution in respect of its capital stock, or make or permit any subsidiary to make any payment on account of the purchase, redemption or other acquisition or retirement for value of any capital stock of the Obligor or any affiliate of the Obligor, or any warrants, rights or options to purchase such capital stock, or make or permit any subsidiary to make any Investment (all of the foregoing other than any such action that is a Permitted Payment, being collectively referred to as "Restricted Payments"), unless (a) at the time of and after giving effect to the proposed Restricted Payment, no default or event of default under the Indenture shall have occurred and be continuing and
(b) at the time of and after giving effect to the proposed Restricted Payment, the aggregate amount of all Restricted Payments made on or after March 1, 1992 shall not exceed the sum of (i) 50% of the Consolidated Net Income of the Obligor for the period (taken as one accounting period) from and including March 1, 1992 to the last day of the fiscal quarter preceding the date of the proposed Restricted Payment, plus (ii) the aggregate net proceeds, including the fair market value of property other than cash, received by the Obligor from the issuance or sale (other than to a subsidiary) on or after March 1, 1992, of shares of its capital stock (other than Redeemable Stock) or warrants, options or rights to purchase such capital stock (other than Redeemable Stock), plus (iii) the aggregate net proceeds received by the Obligor from the issue or sale (other than to a subsidiary) on or after March 1, 1992, of any debt securities evidencing Indebtedness or Redeemable Stock, which thereafter have been converted into or exchanged for capital stock (other than Redeemable Stock) of the Obligor.

  The foregoing, however, does not prohibit the following Restricted Payments:
(i) the payment of any dividend within 60 days after the date of declaration thereof, if such declaration complied with the provisions of the Indenture on the date of such declaration, (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of capital stock of the Obligor or any subsidiary in exchange for or out of the proceeds of a substantially concurrent issuance and sale (other than to a subsidiary) of, shares of capital stock of the Obligor, (iii) the payment of dividends on the Obligor's capital stock, of up to 6% per annum of the aggregate net proceeds received by the Obligor in any public offerings of capital stock, and (iv) the purchase or redemption of shares of capital stock, options to purchase shares of capital stock, or stock appreciation rights of the Obligor or any subsidiary issued pursuant to certain compensation, incentive or benefit plans. The Indentures provide that Restricted Payments described in this paragraph shall reduce the amount that would otherwise be available for Restricted Payments under the test described in the preceding paragraph. (Section 1006 of the 1992 Indenture; Section 5.07 of the 1993 Indenture)

  Limitation on Certain Other Subordinated Indebtedness. Each Indenture currently provides that the Obligor shall not incur or assume any other subordinated Indebtedness unless such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Old Securities. However, each Indenture permits the Obligor to incur other subordinated Indebtedness that is not subordinate in right of payment, or does not rank pari passu with, the Old Securities if such Indebtedness is assumed in connection with any consolidation, merger or sale of assets permitted under the Indenture. (Section 1004 of the 1992 Indenture, Section 5.05 of the 1993 Indenture)

  Purchase of Securities upon Change of Control Triggering Event. Each Indenture currently provides that upon the occurrence of both a Change of Control and a Rating Decline (together a "Change of Control Triggering Event") each holder of Old Securities has the right to require the repurchase of such holder's Old Securities in whole or in part at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest. In general, given that the Old Securities constitute subordinated debt, any other Indebtedness which is senior to the Old Securities and would by its terms be accelerated upon the purchase of the Old Securities after the occurrence of a Change of Control Triggering Event, would have to be repaid prior to the repurchase of the Old Securities. (Section 1010 of the 1992 Indenture; Section 5.08 of the 1993 Indenture)

  Consolidations, Mergers and Sale of Assets. Each Indenture currently provides that an Obligor may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of its assets substantially as an entirety to, any person, unless: (i) either (a) the Obligor shall be the continuing corporation or (b) the person (if other than the Obligor) formed by such consolidation or into which the Obligor is merged or the person that acquires by conveyance, transfer or lease the properties and assets of the Obligor substantially as an entirety shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the relevant issue of Old Securities and the performance and observance of every covenant of the Indenture on the part of the Obligor to be performed or observed; (ii) immediately thereafter, the Obligor or such person (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Obligor immediately prior to such transaction and (b) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "Limitation on Indebtedness" described above; (iii) immediately thereafter, no event of default (and no event which, after notice or lapse of time, or both, would become an event of default) shall have occurred and be continuing; and
(iv) certain other conditions are satisfied. (Section 801 of the 1992 Indenture; Section 10.01 of the 1993 Indenture)

  The following definitions apply to the provisions proposed to be eliminated from each Indenture:

  "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than one of the Obligor's employee benefit plans, (A) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50%, in the case of the 1993 Indenture, or 35%, in the case of the 1992 Indenture, of the total voting rights attaching to the then outstanding voting stock of the Obligor or
(B) has the right or the ability by voting right, contract or otherwise to elect or designate for election a majority of the entire board of directors of the Obligor; or (ii)(A) the Obligor consolidates with or merges into any other person or conveys, transfers or leases all or substantially all of its assets to any person or (B) any person merges into the Obligor, in either event pursuant to a transaction in which voting stock of the Obligor representing more than 50%, in the case of the 1993 Indenture, and 35%, in the case of the 1992 Indenture, of the total voting rights of the Obligor outstanding immediately prior to the effectiveness thereof is reclassified or changed into or exchanged for cash, securities or other property.

  "Consolidated Capital Expenditure Indebtedness" means (i) any Indebtedness of the Obligor and its subsidiaries issued to finance the purchase or construction of any assets acquired (other than from affiliates) or constructed after the date of the Indenture to the extent the purchase or construction prices for such assets are or should be included in "property, plant or equipment" in the consolidated financial statements of the Obligor and its subsidiaries and (ii) to the extent not covered by clause (i), any Indebtedness of the Obligor and its subsidiaries issued to finance the acquisition (by purchase or otherwise) of the business, property or fixed assets of, or other evidence of beneficial ownership of, any person.

  "Consolidated Interest Expense" means for any period, without duplication, the sum of (i) the aggregate of the interest expense of the Obligor and its consolidated subsidiaries for such period plus (ii) net payments in respect of interest rate swap agreements.

  "Consolidated Net Income" means for any period the consolidated net income (or loss) of the Obligor and its consolidated subsidiaries (excluding any income (or loss) from any person not controlled by the Obligor or any subsidiary other than cash dividends or distributions received from such person) adjusted by excluding (i) any gain (or loss) realized upon the termination of any employee pension plan, (ii) net extraordinary gains or net extraordinary losses, (iii) net gains or losses in respect of dispositions of assets other than in the ordinary course of business, (iv) expenses incurred in or relating to periods prior to March 1, 1992, relating to Healthtrust's Employee Stock Ownership Plan, as amended from time to time, and (v) any deferred compensation or other charge relating to or arising out of Healthtrust's recapitalization completed on December 19, 1991.

  "Consolidated Net Worth" means for any date of determination the sum of the capital stock and additional paid-in-capital plus retained earnings (or minus accumulated deficit) of the Obligor and its consolidated subsidiaries, less amounts attributable to Redeemable Stock.

  "Consolidated Non-cash Charges" means for any period, the aggregate depreciation, amortization and other non-cash charges (other than reserves or expenses established in anticipation of future cash requirements such as reserves for taxes and uncollectible accounts) of the Obligor and its consolidated subsidiaries, provided, that (i) any charges which are not included for the purpose of determining Consolidated Net Income shall be excluded from Consolidated Non-cash Charges and (ii) any charges which are included for the purpose of determining Consolidated Interest Expense or Consolidated Tax Expense shall be excluded from Consolidated Non-cash Charges.

  "Consolidated Tax Expense" means for any period the aggregate of the tax expense of the Obligor and its consolidated subsidiaries for such period.

  "Fixed Charge Coverage Ratio" means for any period the ratio of (i) the sum of (without duplication) Consolidated Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges for such period, to (ii) Consolidated Interest Expense for such period.

  "Healthcare Venture" means a person at least a majority of whose revenues result from healthcare related businesses or facilities (including, without limitation, a physician).

  "Indebtedness" means, without duplication, (i) any liability of any person
(A) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (3) for the payment of money relating to a capitalized lease obligation; (ii) all Redeemable Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(iii) any liability of others described in the preceding clauses (i) or (ii) that the person has guaranteed or that is otherwise its legal liability.

  "Investment" means (other than accrued and unpaid interest in respect of any advance, loan or other extension of credit) any advance, loan, account receivable or other extension of credit (other than in the ordinary course of business) or any capital contribution to, any purchase or ownership of any securities of, or any bank accounts with or guarantee of any Indebtedness or other obligations of, any person. However, "Investment" does not include the repayment or the purchase, repurchase, retirement, redemption or other acquisition by the Obligor or any subsidiary of any Indebtedness of the Obligor or any subsidiary.

  "Permitted Indebtedness" means (i) Indebtedness of the Obligor or any subsidiary outstanding on the date of the Indenture, (ii) Indebtedness of the Obligor pursuant to the Old Securities, (iii) Indebtedness (not to exceed the stated aggregate commitment thereunder) under a certain credit agreement of Healthtrust, (iv) certain obligations pursuant to interest rate and currency swap agreements, (v) certain renewals, extensions, substitutions, refinancings or replacements of any Indebtedness described in clauses (i), (ii), (iii) and
(iv) of this definition, (vi) intercompany debt obligations, (vii) Consolidated Capital Expenditure Indebtedness in an amount not to exceed $100 million during the fiscal year ending August 31, 1993 and $50 million during any fiscal year thereafter, provided that any amounts not used in any fiscal year may be used in a subsequent year; provided, however, that Consolidated Capital Expenditure Indebtedness permitted to be incurred under this clause
(vii) may not exceed $250 million in the aggregate during the term of the Indenture, (viii) Physician Support Obligations, (ix) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Obligor or any subsidiary, incurred or assumed in connection with the disposition of any stock, business or assets of the Obligor, a subsidiary or any Healthcare Venture, other than guarantees or similar credit support by the Obligor of Indebtedness incurred by any person acquiring all or any portion of such business, assets, subsidiary or Healthcare Venture for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness in the nature of such guarantees shall at no time exceed the gross proceeds actually received from the sale of such business, assets, subsidiary or Healthcare Venture, (x) Indebtedness consisting of deferred payment obligations resulting from the adjudication or settlement of any claim or litigation in an amount not to exceed $50 million in the aggregate during the term of the Indenture, (xi) Indebtedness evidenced by (A) standby letters of credit which are issued for the purpose of supporting the Obligor's, subsidiaries' and any Healthcare Venture's insurance and self-insurance obligations (including to secure workers' compensation and similar insurance coverages) and (B) other standby letters of credit not to exceed $50 million in the aggregate at any time, (xii) Indebtedness evidenced by trade letters of credit incurred in the ordinary course of business which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods and supplies by the Obligor or a subsidiary, not to exceed $50 million in the aggregate at any time, (xiii) Indebtedness owed to a Healthcare Venture incurred in the ordinary course of business consistent with the Obligor's cash management practices, (xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within three business days of incurrence, (xv) any guaranty by the Obligor or any subsidiary of Indebtedness under certain enumerated credit agreements and (xvi) Indebtedness of the Obligor, in addition to that described in clauses (i) through (xv) of this definition of "Permitted Indebtedness," not in excess of $250 million aggregate principal amount outstanding at any time.

  "Permitted Investments" means purchases of (i) readily marketable obligations of or obligations guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, (ii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision or public instrumentality thereof having the highest rating obtainable from either Moody's or S&P, (iii) commercial paper or privately placed unsecured general obligations of a corporation, whether redeemable at the Obligor's demand for next day settlement or otherwise; provided that the issuing corporation's commercial paper has, at the time of purchase by the Obligor of such commercial paper or other obligation, a rating in one of the two highest rating categories of Moody's or S&P, (iv) certificates of deposit, bankers' acceptances and deposit accounts, and time deposits (A) in the ordinary course of business or (B) with commercial banks of recognized standing chartered in the United States of America or Canada with capital, surplus and undivided profits aggregating in excess of $125,000,000 or foreign commercial banks with capital, surplus and undivided profits aggregating in excess of $250,000,000 or (v) shares of money market funds that invest solely in Permitted Investments of the kind described in clauses (i) through (iv) above.

  "Permitted Payments" means (i) Restricted Payments, other than Restricted Payments permitted by Section 1006(b) of the 1992 Indenture or Section 5.07(b) of the 1993 Indenture, as the case may be, made after the date of the Indenture in an aggregate amount not to exceed $100 million; provided, that, at the time of and after giving effect to the proposed Restricted Payment, the Obligor could incur at least $1.00 of additional Indebtedness pursuant to the "Limitation on Indebtedness" covenant described above, (ii) Restricted Payments in the form of dividends or distributions on shares of capital stock of the Obligor in each case solely in shares of capital stock of the Obligor or in warrants, rights or options to purchase such capital stock, (iii) any dividend or other distribution payable to the Obligor or a subsidiary, (iv) any contractual obligation of the Obligor or any subsidiary, existing on the date of the Indenture, to make a Restricted Payment and such Restricted Payment when made, (v) Investments existing on the date of the Indenture and any renewal or reclassification of any such Investment, (vi) guarantees by the Obligor or a subsidiary resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (vii) the making of any Permitted Investment by the Obligor or any subsidiary, (viii) Investments by any qualified or non-qualified benefit plan established by the Obligor, (ix) in the event the Obligor shall establish a subsidiary for the purpose of insuring the healthcare businesses or facilities owned or operated by the Obligor, any subsidiary, any Healthcare Venture or any physician employed by or on the medical staff of any such business or facility (the "Insurance Subsidiary"), Investments in an amount which does not exceed the minimum amount of capital required under the laws of the jurisdiction in which the Insurance Subsidiary is formed, and any Investment by such Insurance Subsidiary which is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed, (x) any Investment made by the Obligor in any subsidiary (other than a Healthcare Venture) or by any subsidiary in the Obligor or any other subsidiary not otherwise permitted by Section 1006(b) of the 1992 Indenture or Section 5.07(b) of the 1993 Indenture, as the case may be, other than (A) the purchase of shares of capital stock of the Obligor by a subsidiary and (B) any guaranty by a subsidiary of any Indebtedness or other obligation of the Obligor, except for Senior Indebtedness, (xi) Investments in an aggregate amount not to exceed $25 million at any time, (xii) any purchase or repurchase of capital stock or obligations of a Healthcare Venture, (xiii) the repurchase or redemption by a subsidiary of its capital stock (other than Redeemable Stock), (xiv) certain purchases of shares of capital stock in connection with the Obligor's employee benefit plans, (xv) purchases of fractional shares of capital stock which exist as the result of any stock split, (xvi) market purchases of capital stock by the Obligor or its subsidiaries for the purpose of contributing such capital stock to the retirement plans of the Obligor and its subsidiaries in lieu of making contributions to such plans in treasury stock or capital stock issued for such purpose, (xvii) the making of any Investment in a Healthcare Venture by the Obligor or any subsidiary, (xviii) loans or advances to employees in the ordinary course of business, and (xix) Physician Support Obligations.

  "Physician Support Obligations" means any obligation or guarantee incurred in connection with any advance, loan or payment to, or on behalf of or for the benefit of any physician, pharmacist or other allied healthcare professional for the purpose of recruiting, redirecting or retaining the physician, pharmacist or other allied healthcare professional to provide service to patients in the service area of any healthcare facility owned or operated by the Obligor, any of its subsidiaries or any Healthcare Venture; excluding, however, compensation for services provided by physicians, pharmacists or other allied healthcare professionals to any healthcare facility owned or operated by the Obligor, any of its subsidiaries or any Healthcare Venture.

  "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Obligor to effect a Change of Control.

  "Rating Decline" means the occurrence, on or within 90 days after the date of public notice of the occurrence of a Change of Control or of the intention by the Obligor to effect a Change of Control, of: (i) in the event the relevant Old Securities are rated by either Moody's or S&P on the Rating Date as investment grade, the rating of such Old Securities by both such rating agencies below investment grade, or (ii) in the event the relevant Old Securities are rated below investment grade by both such rating agencies on the Rating Date, a decrease in the rating of the relevant Old Securities by either of such rating agencies by one or more gradations (including gradations within rating categories as well as between rating categories).

  "Redeemable Stock" means any class or series of capital stock that by its terms or otherwise is required to be redeemed prior to the stated maturity of the relevant issue of Old Securities, or is redeemable at the option of the holder thereof at any time prior to the stated maturity of such Old Securities.

SUMMARY OF PROVISIONS TO BE ADDED

  Pursuant to the Solicitation, the Company is proposing to add the following to each Indenture with respect to each issue of Old Securities:

  Limitations on Mortgages. Each Indenture would be amended to provide that neither the Obligor nor any subsidiary will issue, assume or guarantee any indebtedness secured by any mortgages, liens, pledges or other encumbrances ("Mortgages") upon any Principal Property without effectively providing that the Old Securities then outstanding (together with, if the Obligor so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with the Old Securities) shall be secured equally and ratably with (or prior to) such indebtedness so long as such indebtedness shall be so secured, except that this restriction will not apply to: (i) Mortgages securing the purchase price or cost of construction of property (or additions, substantial repairs, alterations or substantial improvements thereto if the amount of such indebtedness does not exceed the cost thereof), provided such indebtedness and the Mortgages are incurred within 18 months of the acquisition or completion of construction and full operation (or within 18 months of the completion of such repairs, alterations or improvements); (ii) Mortgages existing on property at the time of its acquisition by the Obligor or a subsidiary or on the property of a corporation at the time of the acquisition of such corporation by the Obligor or a subsidiary (including acquisitions through merger or consolidation); (iii) Mortgages to secure indebtedness on which the interest payments are exempt from federal income tax under Section 103 of the Internal Revenue Code of 1986 (the "Code"); (iv) in the case of a consolidated subsidiary, Mortgages in favor of the Obligor or a consolidated subsidiary;
(v) Mortgages existing on the date the Proposed Amendments are adopted; (vi) certain Mortgages to governmental entities; (vii) Mortgages incurred in connection with the borrowing of funds, if within 120 days such funds are used to repay indebtedness in the same principal amount secured by other Mortgages on Principal Property with an independently appraised fair market value at least equal to the appraised fair market value of the Principal Property which secures the new Mortgage; (viii) Mortgages incurred within 90 days (or any longer period, not in excess of one year, as permitted by law) after acquisition of the related property or equipment subject to such Mortgage arising solely in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Code (or any similar provision); and (ix) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (i) through (viii) provided the amount secured is not increased and that such extension, renewal or replacement Mortgage is limited to substantially the same property that secured the Mortgage extended.

  Limitations on Sale and Lease-Back Transactions. Each Indenture would be amended to provide that neither the Obligor nor any subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property with any person (other than the Obligor or a subsidiary) unless either (i) the Obligor or such subsidiary would be entitled, pursuant to the provisions described in clauses (i) through (ix) under "Limitations on Mortgages" above, to incur indebtedness secured by a Mortgage on the Principal Property to be leased without equally and ratably securing the Old Securities or (ii) the Obligor during or immediately after the expiration of 120 days after the effective date of such transaction applies to the voluntary retirement of its Funded Debt and/or the acquisition or construction of Principal Property an amount equal to the greater of the net proceeds of the sale of the property leased in such transaction or the fair value in the opinion of the chief financial officer of the Obligor of the leased property at the time such transaction was entered into in each case net of the principal amount of all securities of the relevant issue of Old Securities delivered for cancellation within such 120 day period.

  Limitations on Subsidiary Debt and Preferred Stock. Each Indenture would be amended to provide that the Obligor may not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume or otherwise become liable with respect to, extend the maturity of, or become responsible for the payment of, as applicable, any Debt or Preferred Stock other than (i) Debt outstanding on the date the Proposed Amendments are adopted; (ii) Debt of a Restricted Subsidiary which represents the assumption by such Restricted Subsidiary of Debt of another Restricted Subsidiary; (iii) Debt or Preferred Stock of any corporation or partnership existing at the time such corporation or partnership becomes a subsidiary; (iv) Debt of a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Obligor or any of its subsidiaries incurred or assumed in connection with the disposition of any business, property or subsidiary, other than guarantees or similar credit support by any Restricted Subsidiary of indebtedness incurred by any person acquiring all or any portion of such business, property or subsidiary for the purpose of financing such acquisition; (v) Debt of a Restricted Subsidiary in respect of performance, surety and other similar bonds, bankers acceptances and letters of credit provided by such Restricted Subsidiary in the ordinary course of business; (vi) Debt secured by a Mortgage incurred to finance the purchase price or cost of construction of property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that (A) such Mortgage and the Debt secured thereby are incurred within 18 months of the later of such acquisition or completion of construction (or such addition, repair, alteration or improvement) and full operation thereof and (B) such Mortgage does not relate to any property other than the property so purchased or constructed (or added, repaired, altered or improved); (vii) Permitted Subsidiary Refinancing Debt; (viii) Debt (including, without limitation, Debt arising from a guarantee) of a Restricted Subsidiary to the Obligor or another subsidiary, but only for so long as held or owned by the Obligor or another subsidiary; or (ix) any obligation pursuant to a Sale and Lease-Back Transaction permitted pursuant to the provisions described under "Limitations on Sale and Lease-Back Transactions" above.

  Consolidation, Merger, Sale or Lease of Assets. Each Indenture would be amended to provide that an Obligor, without the consent of the holders of the Old Securities, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, provided, that (i) the successor corporation assumes the Obligor's obligations on the relevant issue of Old Securities and under the Indenture, (ii) immediately after giving effect to the transactions no event of default, and no event which with notice or passage of time, or both, would become an event of default, shall have occurred and be continuing and (iii) certain other conditions are met.

  The Indentures also would be amended to provide that, notwithstanding the foregoing, an Obligor and any subsidiary may issue, assume or guarantee indebtedness secured by Mortgages and enter into Sale and Lease-Back Transactions that would otherwise be subject to the restrictions of "Limitations on Mortgages" or "Limitations on Sale and Lease-Back Transactions," and any Restricted Subsidiary may issue, assume or otherwise become liable for any Debt or Preferred Stock that would otherwise be subject to "Limitations on Subsidiary Debt and Preferred Stock," provided, that the aggregate amount of all other such Debt or Preferred Stock of the Obligor and its subsidiaries (not including Debt or Preferred Stock permitted pursuant to paragraphs (i) through (ix) of "Limitations on Mortgages" or (i) through (ix) of "Limitations on Subsidiary Debt and Preferred Stock") together with the aggregate Attributable Debt in respect of Sale and Lease-Back Transactions (not including Sale and Lease-Back Transactions permitted pursuant to paragraphs (i) and (ii) of "Limitations on Sale and Lease-Back"), does not exceed 15% of Consolidated Net Tangible Assets of the Obligor and its consolidated subsidiaries.

  The following definitions apply to the provisions proposed to be added to each Indenture:

  "Attributable Debt" means (i) as to any capitalized lease obligations, the indebtedness carried on the balance sheet, and (ii) as to any operating leases, the total net minimum rent required to be paid under such leases during the remaining term thereof discounted at the rate of 1% per annum over the weighted average yield to maturity of all debt securities issued and outstanding under the Company Indenture, or, in the event there are no such debt securities outstanding, debt securities issued and outstanding under the 1992 Indenture or the 1993 Indenture, compounded semi-annually.

  "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities as disclosed on the consolidated balance sheet of the Obligor (excluding any thereof that are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding any deferred income taxes that are included in current liabilities), and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Obligor.

  "Debt" means (i) indebtedness for borrowed money, (ii) indebtedness (including capitalized lease obligations) for the deferred payment of the purchase price of property or assets purchased, and (iii) guarantees or other contingent obligations of or for borrowed money of another person or indebtedness of another person for the deferred payment of the purchase price of property or assets purchased; provided, however, that with respect to an Obligor or a Restricted Subsidiary, as the case may be, "Debt" does not include indebtedness owed by a Restricted Subsidiary to an Obligor, by a Restricted Subsidiary to a subsidiary or by an Obligor to a subsidiary.

  "Funded Debt" means any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed that would be classified as long-term debt, but in any event including all indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

  "Permitted Subsidiary Refinancing Debt" means Debt of any subsidiary, the proceeds of which are used to renew, extend, refinance or refund outstanding Debt of such subsidiary, provided that such Debt is scheduled to mature no earlier than the Debt being renewed, extended, refinanced or refunded; provided, further, that such Debt shall be Permitted Subsidiary Refinancing Debt only to the extent that the aggregate principal amount of such Debt does not exceed the aggregate principal amount then outstanding under the Debt being renewed, extended, refinanced or refunded.

  "Preferred Stock" of any person means any capital stock of such person which by its terms or by the terms of any security into which it is convertible or exchangeable is preferred as to the payment of dividends or upon liquidation to any class of the common stock of such person or which matures or is mandatorily redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of any outstanding Old Securities.

  "Principal Property" means each acute-care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Obligor and/or one or more subsidiaries and located in the United States.

  "Restricted Subsidiary" means (i) any subsidiary other than an Unrestricted Subsidiary and (ii) any subsidiary which was an Unrestricted Subsidiary but which, subsequent to the date hereof, is designated by the Obligor to be a Restricted Subsidiary; provided, however, that the Obligor may not designate any such subsidiary to be a Restricted Subsidiary if the Obligor would thereby breach any covenant or agreement contained in the Indenture (on the assumption that any transaction to which such subsidiary was a party at the time of such designation and which would have given rise to Debt or Preferred Stock or constituted a Sale and Lease-Back Transaction at the time it was entered into had such subsidiary then been a Restricted Subsidiary was entered into at the time of such designation).

  "Unrestricted Subsidiary" means (i) any subsidiary acquired or organized after the date of the Company Indenture, provided, however, that such subsidiary is not a successor, directly or indirectly, to and does not, directly or indirectly, own any equity interest in, any Restricted Subsidiary;
(ii) any subsidiary the principal business of which consists of obtaining financing in capital markets outside the United States or financing the acquisition or disposition of machinery, equipment, inventory, accounts receivable and other real, personal and intangible property by persons including the Obligor or a subsidiary; (iii) any subsidiary the principal business of which is owning, leasing, dealing in or developing real property for residential or office building purposes or land, buildings or related real property owned by the Obligor or any subsidiary as of the date of the Indenture; (iv) any Joint Venture Subsidiary; or (v) stock or other securities of an Unrestricted Subsidiary of the character described in clauses (i) through (iv) of this definition, unless and until, in each of the cases specified in this paragraph, any such subsidiary shall have been designated to be a Restricted Subsidiary pursuant to clause (ii) of the definition of "Restricted Subsidiary."

                         DESCRIPTION OF NEW SECURITIES

GENERAL

  The New Securities will be issued under an indenture, dated as of December 15, 1993 (the "Company Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "New Trustee"). The terms of the New Securities include those stated in the Company Indenture, those incorporated in the Company Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act") and those set forth in certain resolutions adopted as of April 12, 1995 by the Board of Directors of the Company (the "Board Resolutions"). The New Securities are subject to all such terms and holders are referred to each of the Company Indenture, the Trust Indenture Act and the Board Resolutions for a statement of such terms.

  The statements and definitions of terms under this caption are summaries and do not purport to be complete and are qualified in their entirety by express reference to the Company Indenture, the Trust Indenture Act and the Board Resolutions. The Board Resolutions have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

  The Company Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in series. The New 2005 Notes, New 2000 Notes and New 2025 Notes will each be a series of debt securities under the Company Indenture. The Company Indenture limits the ability of the Company and its subsidiaries, under certain circumstances, to secure debt by mortgaging its Principal Properties or entering into Sale and Lease-Back Transactions and restricts certain of the Company's subsidiaries from incurring Debt or issuing Preferred Stock, as more fully described below.

  The New Securities will be unsecured obligations of the Company. Unlike the Old Securities, which are subordinated to senior indebtedness of Healthtrust and the Company, the New Securities will be unsubordinated senior obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated senior indebtedness of the Company. Each issue of New Securities will bear interest from the Exchange Date at the rate described below for such issue. Interest on the New Securities will be payable semiannually in arrears on each June 15 and December 15, commencing December 15, 1995; provided that if any June 15 or December 15 is not a business day, interest will be paid on the next succeeding business day. The New Securities will be issued in denominations of $1,000 and integral multiples thereof.

  As of the date hereof, the Company's debt securities are rated A3 by Moody's and BBB+ by S&P. The Company expects that the New Securities will receive similar ratings; however, the ratings given the New Securities should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

  New 2005 Notes. The New 2005 Notes will be limited to $500,000,000 aggregate principal amount and will mature on June 15, 2005. The New 2005 Notes will bear interest from the Exchange Date at a rate per annum equal to the sum of
(i) the yield on the 6 1/2% U.S. Treasury Note due May 15, 2005, as of the Pricing Time, and (ii) 0.75%.

  New 2000 Notes. The New 2000 Notes will be limited to $200,000,000 aggregate principal amount and will mature on June 15, 2000. The New 2000 Notes will bear interest from the Exchange Date at a rate per annum equal to the sum of
(i) the yield on the   % U.S. Treasury Note due May 31, 2000, as of the
Pricing Time, and (ii) 0.52%.

  New 2025 Notes. The New 2025 Notes will be limited to $300,000,000 aggregate principal amount and will mature on June 15, 2025. The New 2025 Notes will bear interest from the Exchange Date at a rate per annum equal to the sum of
(i) the yield on the 7 1/2% U.S. Treasury Note due November 15, 2024, as of the Pricing Time, and (ii) 1.10%.

BOOK-ENTRY NOTES

  The certificates representing the New Securities will be issued in fully registered form without coupons. Each issue of New Securities will be represented by a single, fully registered global security (a "Global Security"). Each Global Security will be deposited with The Depository Trust Company, New York, New York (sometimes referred to herein as the "Depositary"), which will act as securities depositary for the New Securities, and will be registered in the name of Cede & Co., a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor of the Depositary or such nominee.

  So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole holder of the New Securities represented thereby for all purposes under the Company Indenture. Unlike the Old Securities, which were issued in certificated form, except as otherwise provided in this section, the beneficial owners of New Securities will not be entitled to receive New Securities in certificated form and will not be considered the holders thereof for any purpose under the Company Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a Participant (as defined below), on the procedures of the Participant through which such person owns his or her interest in order to exercise any rights of a holder under the Company Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing New Securities.

  Each Global Security is exchangeable for certificated securities of like tenor and terms and of differing authorized denominations aggregating a like amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act,
(iii) the Company in its sole discretion determines that the Global Security shall be exchangeable for certificated securities or (iv) there shall have occurred and be continuing an Event of Default under the Company Indenture with respect to the relevant series of New Securities.

  In general, the Depositary holds securities that its participants ("Participants") deposit with the Depositary. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

  Acquisitions of New Securities under the Depositary's system must be made by or through Direct Participants, which receive a credit on the Depositary's records for such New Securities acquired. The ownership interest of each actual purchaser of New Securities represented by a Global Security (a "Beneficial Owner") is in turn to be recorded on the relevant Direct and Indirect Participants' records. A Beneficial Owner will not receive written confirmation from the Depositary of its purchase. Transfers of ownership interests in a Global Security representing New Securities are to be accomplished by entries made on the books of Direct or Indirect Participants acting on behalf of Beneficial Owners.

  The deposit of Global Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the New Securities; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such New Securities are credited, which Direct

Participants may or may not be the Beneficial Owners. Participants will be responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the New Securities. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the New Securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

  Principal and interest payments on the Global Securities representing the New Securities will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, the New Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depositary is the responsibility of the Company and the New Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

  The Depositary may discontinue providing its services as securities depositary with respect to the New Securities at any time by giving reasonable notice to the Company or the New Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated securities will be printed and delivered.

  The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depositary). In that event, certificated securities will be printed and delivered.

  The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

OPTIONAL REDEMPTION

  Unlike the Old Securities, the New Securities may not be redeemed by the Company prior to the maturity thereof.

CERTAIN COVENANTS

  The restrictive covenants applicable to the Company and its subsidiaries pursuant to the New Securities are substantially less restrictive than those currently applicable pursuant to the Old Securities. See "The Proposed Amendments" for a description of certain covenants currently applicable with respect to the Old Securities. Set forth below are certain covenants that will be applicable with respect to the New Securities.

  Limitations on Mortgages. The Company Indenture provides that neither the Company nor any subsidiary will issue, assume or guarantee any indebtedness secured by any mortgages, liens, pledges or other encumbrances ("Mortgages") upon any Principal Property without effectively providing that the New Securities then outstanding (together with, if the Company so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with the New Securities) shall be secured equally and ratably with (or prior to) such indebtedness so long as such indebtedness shall be so secured, except that this restriction will not apply to: (i) Mortgages securing the purchase price or cost of construction of property (or additions, substantial repairs, alterations or substantial improvements thereto if the amount of such indebtedness does not exceed the cost thereof), provided such indebtedness and the Mortgages are incurred within 18 months of the acquisition or completion of construction and full operation (or within 18 months of the completion of such repairs, alterations or improvements); (ii) Mortgages existing on property at the time of its acquisition by the Company or a subsidiary or on the property of a corporation at the time of the acquisition of such corporation by the Company or a subsidiary (including acquisitions through merger or consolidation); (iii) Mortgages to secure indebtedness on which the interest payments are exempt from federal income tax under Section 103 of the Internal Revenue Code of 1986 (the "Code"); (iv) in the case of a consolidated subsidiary, Mortgages in favor of the Company or a consolidated subsidiary;
(v) Mortgages existing on the date of the Company Indenture; (vi) certain Mortgages to governmental entities; (vii) Mortgages incurred in connection with the borrowing of funds, if within 120 days such funds are used to repay indebtedness in the same principal amount secured by other Mortgages on Principal Property with an independently appraised fair market value at least equal to the appraised fair market value of the Principal Property which secures the new Mortgage; (viii) Mortgages incurred within 90 days (or any longer period, not in excess of one year, as permitted by law) after acquisition of the related property or equipment subject to such Mortgage arising solely in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Code (or any similar provision); and (ix) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (i) through (viii) provided the amount secured is not increased and that such extension, renewal or replacement Mortgage is limited to substantially the same property that secured the Mortgage extended.

  Limitations on Sale and Lease-Back Transactions. The Company Indenture provides that neither the Company nor any subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property with any person (other than the Company or a subsidiary) unless either (i) the Company or such subsidiary would be entitled, pursuant to the provisions described in clauses (i) through (ix) under "Limitations on Mortgages" above, to incur indebtedness secured by a Mortgage on the Principal Property to be leased without equally and ratably securing the New Securities, or (ii) the Company during or immediately after the expiration of 120 days after the effective date of such transaction applies to the voluntary retirement of its Funded Debt and/or the acquisition or construction of Principal Property an amount equal to the greater of the net proceeds of the sale of the property leased in such transaction or the fair value in the opinion of the chief financial officer of the Company of the leased property at the time such transaction was entered into in each case net of the principal amount of all the debt securities delivered for cancellation within such 120 day period under the Company Indenture.

  Limitations on Subsidiary Debt and Preferred Stock. The Company Indenture provides that the Company may not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume or otherwise become liable with respect to, extend the maturity of, or become responsible for the payment of, as applicable, any Debt or Preferred Stock other than (i) Debt outstanding on the date of the Company Indenture; (ii) Debt of a Restricted Subsidiary which represents the assumption by such Restricted Subsidiary of Debt of another Restricted Subsidiary; (iii) Debt or Preferred Stock of any corporation or partnership existing at the time such corporation or partnership becomes a subsidiary; (iv) Debt of a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its subsidiaries incurred or assumed in connection with the disposition of any business, property or subsidiary, other than guarantees or similar credit support by any Restricted Subsidiary of indebtedness incurred by any person acquiring all or any portion of such business, property or subsidiary for the purpose of financing such acquisition; (v) Debt of a Restricted Subsidiary in respect of performance, surety and other similar bonds, bankers acceptances and letters of credit provided by such Restricted Subsidiary in the ordinary course of business; (vi) Debt secured by a Mortgage incurred to finance the purchase price or cost of construction of property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that (A) such Mortgage and the Debt secured thereby are incurred within 18 months of the later of such acquisition or completion of construction (or such addition, repair, alteration or improvement) and full operation thereof and (B) such Mortgage does not relate to any property other than the property so purchased or constructed (or added, repaired, altered or improved); (vii) Permitted Subsidiary Refinancing Debt; (viii) Debt (including, without limitation, Debt arising from a guarantee) of a Restricted Subsidiary to the Company or another subsidiary, but only for so long as held or owned by the Company or another subsidiary; or (ix) any obligation pursuant to a Sale and Lease-Back Transaction permitted pursuant to the provisions described under "Limitations on Sale and Lease-Back Transactions" above.

  Notwithstanding the foregoing, the Company and any subsidiary may issue, assume or guarantee indebtedness secured by Mortgages and enter into Sale and Lease-Back Transactions that would otherwise be subject to the restrictions of "Limitations on Mortgages" or "Limitations on Sale and Lease-Back Transactions," and any Restricted Subsidiary may issue, assume or otherwise become liable for any Debt or Preferred Stock that would otherwise be subject to "Limitations on Subsidiary Debt and Preferred Stock," provided, that the aggregate amount of all other such Debt or Preferred Stock of the Company and its subsidiaries (not including Debt or Preferred Stock permitted pursuant to paragraphs (i) through (ix) of "Limitations on Mortgages" or (i) through (ix) of "Limitations on Subsidiary Debt and Preferred Stock") together with the aggregate Attributable Debt in respect of Sale and Lease-Back Transactions (not including Sale and Lease-Back Transactions permitted pursuant to paragraphs (i) and (ii) of "Limitations on Sale and Lease-Back"), does not exceed 15% of Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries.

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

  The limitations on consolidations, mergers and asset sales under the Company Indenture are somewhat less restrictive than those set forth in the 1992 Indenture and the 1993 Indenture. See "The Proposed Amendments" for a description of the limitations on consolidations, mergers and asset sales set forth in the 1992 Indenture and the 1993 Indenture. Under the Company Indenture, the Company, without the consent of the holders of the New Securities, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to any corporation organized under the laws of any domestic jurisdiction, provided, that (i) the successor corporation assumes the Company's obligations on the New Securities and under the Company Indenture, (ii) immediately after giving effect to the transactions no Event of Default, and no event which with notice or passage of time, or both, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions are met.

CHANGE OF CONTROL

  The Company will not be required to offer to repurchase the New Securities in the event of any change of control of the Company. In contrast, the 1992 Indenture and the 1993 Indenture currently require that an offer be made to repurchase the Old Securities in the event of a Change of Control and a Rating Decline (as each such term is defined in such Indenture). See "The Proposed Amendments."

EVENTS OF DEFAULT

  The following are Events of Default under the Company Indenture with respect to each series of New Securities:

    (i) failure to pay principal of any New Security of that series when due;

    (ii) failure to pay any interest on any New Security of that series when due, continued for 30 days;

    (iii) failure to perform any other covenant of the Company set forth in the Company Indenture (other than a covenant included in the Company Indenture solely for the benefit of a series of debt securities other than the relevant series), continued for 60 days after written notice is given as provided in the Company Indenture;

    (iv) the entry of a decree or order for relief in respect of the Company in an involuntary case under any applicable federal or state bankruptcy, insolvency or similar law, or a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for 60 consecutive days; and

    (v) the commencement by the Company of a voluntary case under any applicable federal or state bankruptcy, insolvency or similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such actions.

  The Old Securities contain events of default substantially similar to those set forth in the New Securities. However, unlike the New Securities, the Old Securities include as an event of default the acceleration of the maturity of any Indebtedness (as defined in the Indentures) of an Obligor or certain of its subsidiaries in principal amount of, at least $50,000,000 in the case of the Old 10 1/4% Notes and the Old 8 3/4% Debentures, or $25,000,000 in the case of the Old 10 3/4% Notes, or any failure of an Obligor or certain of its subsidiaries to pay any such Indebtedness at final maturity. In addition, under the Old 10 3/4% Notes, unlike the New Securities, final judgments rendered against an Obligor or certain of its subsidiaries in an amount exceeding $25 million, constitute an event of default.

  If any Event of Default with respect to a series of New Securities occurs and is continuing, either the New Trustee or the holders of at least 25% in aggregate principal amount of the outstanding New Securities of that series, may declare the principal amount of all securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to a series of New Securities has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in aggregate principal amount of the New Securities of that series may, under certain circumstances, rescind and annul such acceleration.

  The Company Indenture provides that, subject to the duty of the New Trustee during a default to act with the required standard of care, the New Trustee will be under no obligation to exercise any of its rights or powers under the Company Indenture at the request or direction of any of the holders of New Securities unless such holders shall have offered a reasonable indemnity to the New Trustee. Subject to such provisions for the indemnification of the New Trustee, the holders of a majority in aggregate principal amount of any series of New Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the New Trustee, or exercising any trust or power conferred on the New Trustee, with respect to the securities of that series.

  The Company is required to furnish the New Trustee annually with a statement as to the performance by the Company of certain of its obligations under the Company Indenture and as to any default in such performance.

MODIFICATION AND WAIVER

  Modifications of and amendments to the Company Indenture may be made by the Company and the New Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the New Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each New Security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest on, any New Security, (ii) reduce the principal amount of, or reduce the amount of any installment of interest on, any New Security, (iii) change the currency of payment of principal of, or interest on, any New Security, (iv) impair the right to institute suit for the enforcement of any payment on, or with respect to, any New Security, or (v) reduce the percentage in principal amount of New Securities of that series, the consent of whose holders is required for modification or amendment of the Company Indenture or for waiver of compliance with certain provisions of the Company Indenture or for waiver of certain defaults.

  The holders of a majority in aggregate principal amount of the New Securities of each series may, on behalf of all holders of New Securities of that series, waive any past default under the Company Indenture with respect to New Securities of that series, except a default with respect to the payment of principal or interest or a covenant or provision that cannot be modified or amended without the consent of the holders of each New Security affected thereby.

DEFEASANCE

  With respect to each series of New Securities, the Company, at its option,
(i) will be discharged from any and all obligations in respect of the New Securities of that series (except for certain obligations to register the transfer or exchange of New Securities of that series, replace stolen, lost or mutilated New Securities of that series, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be subject to provisions of the Company Indenture described above under "--Certain Covenants" and "-- Consolidation, Merger, Sale or Lease of Assets," in each case if the Company deposits with the New Trustee, in trust, money or certain debt securities issued by the government of the United States which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal and interest on the New Securities of that series on the dates such payments are due in accordance with the terms of such New Securities. To exercise any such option, the Company is required, among other things, to deliver to the New Trustee an opinion of counsel to the effect that (1) the deposit and related defeasance would not cause the holders of the New Securities of that series to recognize income, gain or loss for United States income tax purposes and (2) if the New Securities of that series are then listed on any national securities exchange, such New Securities would not be de-listed from such exchange as a result of the exercise of such option.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Company Indenture.

  "Attributable Debt" means (i) as to any capitalized lease obligations, the indebtedness carried on the balance sheet, and (ii) as to any operating leases, the total net minimum rent required to be paid under such leases during the remaining term thereof discounted at the rate of 1% per annum over the weighted average yield to maturity of all debt securities issued and outstanding under the Company Indenture, compounded semi-annually.

  "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities as disclosed on the consolidated balance sheet of the Company (excluding any thereof that are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding any deferred income taxes that are included in current liabilities), and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company.

  "Debt" means (i) indebtedness for borrowed money, (ii) indebtedness (including capitalized lease obligations) for the deferred payment of the purchase price of property or assets purchased, and (iii) guarantees or other contingent obligations of or for borrowed money of another person or indebtedness of another person for the deferred payment of the purchase price of property or assets purchased; provided, however, that with respect to the Company or a Restricted Subsidiary, as the case may be, "Debt" does not include indebtedness owed by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to a subsidiary or by the Company to a subsidiary.

  "Funded Debt" means any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed that would be classified as long-term debt, but in any event including all indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

  "Permitted Subsidiary Refinancing Debt" means Debt of any subsidiary, the proceeds of which are used to renew, extend, refinance or refund outstanding Debt of such subsidiary, provided that such Debt is scheduled to mature no earlier than the Debt being renewed, extended, refinanced or refunded; provided, further, that such Debt shall be Permitted Subsidiary Refinancing Debt only to the extent that the aggregate principal amount of such Debt does not exceed the aggregate principal amount then outstanding under the Debt being renewed, extended, refinanced or refunded.

  "Preferred Stock" of any person means any capital stock of such person which by its terms or by the terms of any security into which it is convertible or exchangeable is preferred as to the payment of dividends or upon liquidation to any class of the common stock of such person or which matures or is mandatorily redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of any outstanding debt securities issued under the Company Indenture.

  "Principal Property" means each acute-care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Company and/or one or more subsidiaries and located in the United States.

  "Restricted Subsidiary" means (i) any subsidiary other than an Unrestricted Subsidiary and (ii) any subsidiary which was an Unrestricted Subsidiary but which, subsequent to the date hereof, is designated by the Company to be a Restricted Subsidiary; provided, however, that the Company may not designate any such subsidiary to be a Restricted Subsidiary if the Company would thereby breach any covenant or agreement contained in the Company Indenture (on the assumption that any transaction to which such subsidiary was a party at the time of such designation and which would have given rise to Debt or Preferred Stock or constituted a Sale and Lease-Back Transaction at the time it was entered into had such subsidiary then been a Restricted Subsidiary was entered into at the time of such designation).

  "Unrestricted Subsidiary" means (i) any subsidiary acquired or organized after the date of the Company Indenture, provided, however, that such subsidiary is not a successor, directly or indirectly, to and does not, directly or indirectly, own any equity interest in, any Restricted Subsidiary;
(ii) any subsidiary the principal business of which consists of obtaining financing in capital markets outside the United States of America or financing the acquisition or disposition of machinery, equipment, inventory, accounts receivable and other real, personal and intangible property by persons including the Company or a subsidiary; (iii) any subsidiary the principal business of which is owning, leasing, dealing in or developing real property for residential or office building purposes or land, buildings or related real property owned by the Company or any subsidiary as of the date of the Company Indenture; (iv) any Joint Venture Subsidiary; or (v) stock or other securities of an Unrestricted Subsidiary of the character described in clauses (i) through (iv) of this definition, unless and until, in each of the cases specified in this paragraph, any such subsidiary shall have been designated to be a Restricted Subsidiary pursuant to clause (ii) of the definition of "Restricted Subsidiary."

GOVERNING LAW

  The Company Indenture and the New Securities will be governed by, and construed in accordance with, the laws of the State of New York.

THE NEW TRUSTEE

  The New Trustee under the Company Indenture is The First National Bank of Chicago. The Company maintains normal banking relationships with the New Trustee.

NOTICES

  Notices to holders will be given by mail to addresses of such Holders as they appear in the Security Register maintained by the Security Registrar.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is a summary of certain federal income tax consequences of the Exchange Offers to holders of Old Securities and of the ownership and disposition of New Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including Proposed Regulations and Temporary Regulations) promulgated thereunder, Internal Revenue Service ("IRS") rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary is applicable only to persons who hold Old Securities as capital assets and who will hold New Securities as capital assets. This summary does not discuss all the tax consequences that may be relevant to a holder in light of the holder's particular circumstances, and it is not intended to be applicable in all respects to all categories of investors, some of whom may be subject to different rules not discussed below. In particular, this summary does not address any special rules that may be applicable to insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers in securities or currencies, persons that hold Old Securities or New Securities as part of an integrated investment (including a "straddle") consisting of Old Securities or New Securities and one or more other positions, or persons whose functional currency is other than United States dollars. In addition, this summary does not address any state or local tax considerations that may be relevant to a holder's decision to exchange Old Securities for New Securities pursuant to an Exchange Offer.

  ALL HOLDERS OF OLD SECURITIES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD SECURITIES FOR NEW SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF NEW SECURITIES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

EXCHANGE OF OLD SECURITIES FOR NEW SECURITIES

  The exchange of Old Securities for New Securities (the "Exchange") pursuant to an Exchange Offer will constitute a recapitalization within the meaning of section 368(a)(1)(E) of the Code. As a result, a holder of Old Securities whose Old Securities are accepted in an Exchange Offer will recognize gain on the Exchange only (i) to the extent that the "principal amount" (as such term is used in Section 354 of the Code) of New Securities received exceeds the "principal amount" of Old Securities surrendered and (ii) to the extent of the cash received by such holder pursuant to the Exchange (less the amount of such cash that represents accrued interest, which will be taxable as such). Any gain recognized by the tendering holder will be capital gain, and will be long-term capital gain if such Old Securities were held for more than one year. A tendering holder will not be permitted to recognize loss in respect of the Exchange.

  A tendering holder's tax basis in the New Securities will be the same as such holder's tax basis in its Old Securities, decreased by the amount of cash received in exchange for such Old Securities and increased by the amount of gain recognized by the holder in respect of the Exchange. A tendering holder's holding period for the New Securities received pursuant to the Exchange Offer will include its holding period for the Old Securities surrendered therefor.

  It is possible that the Service could take the position that a portion of the cash received by a holder constitutes consideration for the giving of Consents to certain amendments to the 1992 Indenture and the 1993 Indenture (the "Amendments"). In that event, such portion likely would be treated as ordinary income to the holder. The Company intends to treat the entire consideration as paid to holders in exchange for their Old Securities, and no portion as paid to holders in consideration for the giving of Consents to the Amendments.

NEW SECURITIES

  Stated Interest on New Securities. In general, payments of interest based on the stated interest rate on New Securities will be ordinary income, taxable when accrued, in the case of a holder utilizing the accrual method of accounting, or when received, in the case of a holder utilizing the cash receipts and disbursements method of accounting.

  Original Issue Discount. It is possible that the New Securities will be treated as issued with original issue discount ("OID"). If the New Securities are treated as issued with OID, a holder generally must include in gross income a portion of the total OID that accrues on each day the holder holds the New Securities, calculated under a constant yield method, regardless of such holder's method of accounting and without regard to the timing of actual payments. The New Securities will have OID if the issue price of the New Securities issued to a holder in exchange for Old Securities is less than the "stated redemption price at maturity" ("SRPM") of such New Securities. Such OID will be in an amount equal to the excess of the SRPM over the issue price. Under a de minimis rule, if the excess of the SRPM of the New Securities over their issue price is less than one-fourth of one percent of the SRPM multiplied by the number of complete years to maturity, the New Securities will not be treated as issued with OID.

  The SRPM of the New Securities will equal their stated principal amount. The issue price of the New Securities will be their fair market value on their date of issue if a substantial amount of the New Securities are "traded on an established market." The New Securities will be considered to be traded on an established market if, at any time during the 60-day period ending 30 days after the issue date of the New Securities (i) the New Securities appear on a system of general circulation (including computer listings disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent sales transactions or (ii) price quotations for the New Securities are readily available from dealers, brokers or traders. The Company expects that the New Securities will be so traded.

  Premium on Senior Notes. If a holder's adjusted basis in the New Securities immediately after the Exchange exceeds the SRPM of such New Securities (as defined above in "Original Issue Discount"), such excess will constitute amortizable bond premium which the holder may elect to amortize under a constant yield method under section 171 of the Code. A holder that elects to amortize bond premium must reduce the adjusted basis in the New Securities by the amount so amortized. The amortizable bond premium will be treated as an offset to interest income rather than as a separate deduction item. An election to amortize bond premium under section 171 of the Code by a holder will apply to all obligations owned or acquired by the holder in the current and all subsequent taxable years and may not be revoked without the permission of the Internal Revenue Service.

  Redemption or Sale of the New Securities. In general, upon a redemption or sale of the New Securities for cash, a holder will recognize gain or loss equal to the difference between its adjusted basis in the New Securities (after adjustment for accrued OID or amortized premium) and the amount of cash received. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the holder's holding period in respect of the New Securities exceeds one year.

BACKUP WITHHOLDING

  Certain holders of New Securities may be subject to backup withholding at the rate of 31 percent with respect to the proceeds of the Exchange or interest paid, OID accrued with respect to, or the proceeds of a sale, exchange or redemption of the New Securities, unless the holder provides its taxpayer identification number and certain required certifications or otherwise establishes an exemption. Any amounts so withheld would be allowed as a credit against the holder's federal income tax liability.

                                 LEGAL MATTERS

  Certain legal matters regarding the Exchange Offers and the New Securities will be passed upon for the Company by Stephen T. Braun, Esq., Senior Vice President and General Counsel of the Company. Certain legal matters in connection with the Exchange Offers will be passed upon for the Dealer Manager by Cleary, Gottlieb, Steen & Hamilton, New York, New York and Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas. Jenkens & Gilchrist, a Professional Corporation, has rendered and continues to render certain legal services to the Company.

                                    EXPERTS

  The consolidated financial statements and financial statement schedules of the Company and Healthtrust and the supplemental consolidated financial statements and financial statement schedule of the Company, all incorporated by reference in this Prospectus and the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports with respect thereto. Such financial statements and schedules have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                                                     SCHEDULE A

                         Fixed Spread Pricing Formula
                   For Determining the Reference Total Price
                        For an Issue of Old Securities

YLD = Reference Yield, equal to the Benchmark Treasury Yield for such issue plus the applicable fixed spread for such issue, expressed as a decimal number.

CPN =
           The nominal per annum rate of interest payable on such issue expressed as a decimal number.

N   =      The number of regular semiannual interest payments, from (but excluding) the Exchange Date to (and including) the relevant redemption date (the "Redemption Date") for such issue.

S   =      The number of days from (and including) the most recent semiannual interest payment date for such issue to (but excluding) the Exchange Date. The number of days is computed using the 30/360 day count method.

RED = The redemption price per $1,000 principal amount of Old Securities on the Redemption Date (the "Redemption Price") for such issue.

PRICE = The Reference Total Price per $1,000 principal amount of Old Securities for such issue. The Reference Total Price is rounded to the nearest cent.

                           RED      CPN
                          (----  -  ---)
                    CPN    1000     YLD         YLD  (S/180)
PRICE =    1000 X [----- + ------------] X (1 + ---)
                    YLD                          2
                                  YLD to the nth power
                           (1  +  ---)

                                                                     SCHEDULE B

               Example Determinations of Reference Total Prices
                         Demonstrating Application of
                    The Methodology Specified in Schedule A

  THE REFERENCE TOTAL PRICES SET FORTH ON THIS SCHEDULE B ARE FOR ILLUSTRATIVE PURPOSES ONLY AND NO REPRESENTATION IS INTENDED WITH RESPECT TO THE ACTUAL CONSIDERATION THAT MAY BE PAID PURSUANT TO THE EXCHANGE OFFERS. THE ACTUAL REFERENCE TOTAL PRICES MAY BE GREATER OR LESS THAN THOSE DEPICTED BELOW DEPENDING ON THE ACTUAL BENCHMARK TREASURY YIELDS AS OF THE PRICING TIME.

                                          OLD 10    OLD 10
                                           3/4%      1/4%    OLD 8 3/4%
                                           NOTES     NOTES   DEBENTURES
                                         --------- --------- ----------
   Terms of Old Securities:
     Interest Rate                        10.75%    10.25%     8.75%
     Maturity Date                        5/1/02    4/15/04   3/15/05
     Redemption Price(/1/)               $1,040.00 $1,038.44 $1,000.00
     Redemption Date(/1/)                 5/1/97    4/15/99   3/15/01
   Benchmark Treasury Security:
     Interest Rate                        6 1/2%      7%       7 3/4%
     Maturity Date                        4/30/97   4/15/99   2/15/01
     Assumed Benchmark
      Treasury Yield(/2/)                  6.20%     6.38%     6.48%
   Fixed Spread                            0.15%     0.25%     0.30%
   Assumed Reference Yield(/3/)            6.35%     6.63%     6.78%
   Assumed Exchange Date(/4/)             6/30/95   6/30/95   6/30/95
   Computation of Reference Total Price
    for these Examples:
     YLD                                  0.0620    0.0638     0.0648
     CPN                                  0.1075    0.1025     0.0875
     N                                       4         8         12
     S                                      59        75        105
     RED                                 1,040.00  1,038.44   1,000.00
     Reference Total Price
      for this Example(/5/)              1,128.23  1,170.80   1,117.32

--------
(1) As defined in Schedule A. These are used only for the purpose of computing the Reference Total Price.

(2) The assumed Benchmark Treasury Yields for these examples are the yields on the Benchmark Treasury Securities as of 4:00 p.m., New York City time, on May 22, 1995.

(3) The assumed Reference Yields for these examples are the Reference Yields (which shall equal the applicable Benchmark Treasury Yield plus the applicable fixed spread) based on the assumed Benchmark Treasury Yields for these examples.

(4) The assumed Exchange Date for these examples is the scheduled Exchange Date for each Exchange Offer and will be the Exchange Date unless such Exchange Offer is extended.

(5) These are the Reference Total Prices for these examples only and assume Benchmark Treasury Yields and an Exchange Date as indicated.

Questions concerning the terms of the Exchange Offers should be directed to the
                              Dealer Manager,

                           SALOMON BROTHERS INC

                         Seven World Trade Center

                         New York, New York 10048

                         (212) 783-3738 (collect)

                        (800) 558-3745 (toll free)

                   Attention: Liability Management Group

  Questions concerning tender procedures and requests for additional copies of the documents should be directed to the Information Agent,

                           D.F. KING & CO., INC.

                              77 Water Street

                            New York, NY 10005

                        (800) 829-6554 (toll free)

Old Securities tendered, together with the requisite Letters of Transmittal and any other documents, must be delivered to the Exchange Agent,

                   CHEMICAL MELLON SHAREHOLDER SERVICES

                      Hand Delivery:          Overnight Delivery:

                   Reorganization Dep't       Reorganization Dep't

                      120 Broadway,            85 Challenger Road

                      13th Floor             Ridgefield Park, NJ 07660
                    New York, NY 10271


                       By Mail:                   By Facsimile:

                  Reorganization Dep't            (201) 296-4293

                    P.O. Box 817,
                    Midtown Station            Confirm By Telephone:

                    New York, NY 10018             (201) 296-4209

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS OF OFFICERS.

  The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

  Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

  The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) for transactions in which the director received an improper personal benefit.

  The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Restated Certificate of Incorporation. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the Restated Certificate of Incorporation.

  The foregoing summaries are necessarily subject to the complete text of the statutes, Restated Certificate of Incorporation and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

  (a) Exhibits

    1*   --Form of Dealer Manager Agreement between the Registrant and the
          Dealer Manager.
    4.1* --Indenture dated as of December 15, 1993 between the Registrant and
          The First National Bank of Chicago, as Trustee (filed as Exhibit 4.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).

--------

 * previously filed or incorporated by reference

** filed herewith

    4.2*  --Indenture dated as of May 1, 1992 between Healthtrust and The First
           National Bank of Boston, as Trustee (filed as Exhibit 4.5 to
           Healthtrust's Annual Report on Form 10-K for the fiscal year ended
           August 31, 1992, and incorporated herein by reference).
    4.3*  --Indenture dated as of March 30, 1993 between Healthtrust and The
           First National Bank of Boston, as Trustee (filed as Exhibit 2 to
           Healthtrust's Registration Statement on Form 8-A dated April 22,
           1993, and incorporated herein by reference).
    4.4*  --First Supplemental Indenture dated as of April 24, 1995 among the
           Registrant, Healthtrust and The First National Bank of Boston, as
           Trustee, with respect to the Old 10 3/4% Notes.
    4.5*  --First Supplemental Indenture dated as of April 24, 1995 among the
           Registrant, Healthtrust and The First National Bank of Boston, as
           Trustee, with respect to the Old 10 1/4% Notes and the Old 8 3/4%
           Debentures.
    4.6*  --Form of Second Supplemental Indenture among the Registrant,
           Healthtrust and The First National Bank of Boston, as Trustee, with respect to the Old 10 3/4% Notes.
    4.7*  --Form of Second Supplemental Indenture among the Registrant,
           Healthtrust and The First National Bank of Boston, as Trustee, with respect to the Old 10 1/4% Notes and the Old 8 3/4% Debentures.
    4.8*  --Resolutions of the Board of Directors of the Registrant dated April
           12, 1995 regarding the terms of the New Securities.
    5*    --Opinion of Stephen T. Braun, Esq., Senior Vice President and Gen-
           eral Counsel of the Registrant, regarding the issuance of the regis-
           tered securities.
    8*    --Opinion of Stephen T. Braun, Esq., Senior Vice President and Gen-
           eral Counsel of the Registrant, regarding certain United States fed-
           eral income tax matters (incorporated in Exhibit 5).
   12.1*  --Statement regarding computation of Registrant's supplemental ratios of earnings to fixed charges (incorporated in the Prospectus at p.
           15).
   12.2*  --Statement regarding computation of Registrant's historical ratios of earnings to fixed charges (filed as Exhibit 12 to the Regis-
           trant's Annual Report on Form 10-K for the year ended December 31,
           1994, and incorporated herein by reference).
   12.3*  --Statement regarding computation of Healthtrust's ratios of earnings to fixed charges.
   23.1** --Consent of Ernst & Young LLP with respect to the Registrant.
   23.2** --Consent of Ernst & Young LLP with respect to Healthtrust.
   23.3*  --Consent of Stephen T. Braun, Esq., Senior Vice President and Gen-
           eral Counsel of the Registrant (incorporated in Exhibit 5).
   24*    --Power of Attorney (incorporated in Registration Statement at p. II-
           4).
   25.1*  --The First National Bank of Boston Statement of Eligibility and
           Qualification under the Trust Indenture Act of 1939 on Form T-1
           (filed as Exhibit 26.1 to Healthtrust's Registration Statement on
           Form S-3 dated April 22, 1994, and incorporated herein by refer-
           ence).
   25.2*  --The First National Bank of Chicago Statement of Eligibility and
           Qualification under the Trust Indenture Act of 1939 on Form T-1
           (filed as Exhibit 26 to the Registrant's Registration Statement on
           Form S-3 dated November 10, 1993, and incorporated herein by refer-
           ence).
   99.1*  --Letter of Transmittal and Consent with respect to the Old 10 3/4%
           Notes.
   99.2*  --Letter of Transmittal and Consent with respect to the Old 10 1/4%
           Notes.
   99.3*  --Letter of Transmittal and Consent with respect to the Old 8 3/4%
           Debentures.

  (b)  Financial Schedules.

    Not applicable.

  (c) Opinions of Financial Advisors.

    Not applicable.
--------

 * previously filed or incorporated by reference

** filed herewith

ITEM 22. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 24th day of May, 1995.

                                          Columbia/HCA Healthcare Corporation

                                                   /s/ Stephen T. Braun
                                          By: _________________________________
                                                     Stephen T. Braun
                                                 Senior Vice President and
                                                      General Counsel

  Pursuant to the requirements of the Securities Act of 1933, this Amendment Number 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                        TITLE                 DATE

                                       Chairman of the
               *                        Board                    May 24, 1995
_____________________________________
     THOMAS F. FRIST, JR., M.D.

                                       President, Chief
               *                        Executive Officer        May 24, 1995
_____________________________________   (Principal
          RICHARD L. SCOTT              Executive Officer)
                                        and Director

                                       Senior Vice
               *                        President, Chief         May 24, 1995
_____________________________________   Financial Officer
           DAVID C. COLBY               and Treasurer
                                        (Principal
                                        Financial Officer)

                                       Vice President and
               *                        Controller               May 24, 1995
_____________________________________   (Principal
        RICHARD A. LECHLEITER           Accounting Officer)

                                       Director
               *                                                 May 24, 1995
_____________________________________
      MAGDALENA AVERHOFF, M.D.

           SIGNATURE                       TITLE                 DATE


                                      Director
               *                                             May 24, 1995
____________________________________
          J. DAVID GRISSOM

                                      Director
               *                                             May 24, 1995
____________________________________
          CHARLES J. KANE

                                      Director
               *                                             May 24, 1995
____________________________________
          JOHN W. LANDRUM

                                      Director
               *                                             May 24, 1995
____________________________________
          T. MICHAEL LONG

                                      Director
               *                                             May 24, 1995
____________________________________
           DARLA D. MOORE

                                      Director
               *                                             May 24, 1995
____________________________________
       RODMAN W. MOORHEAD III

                                      Director
               *                                             May 24, 1995
____________________________________
          CARL F. POLLARD

                                      Director
               *                                             May 24, 1995
____________________________________
         CARL E. REICHARDT

                                      Director
               *                                             May 24, 1995
____________________________________
        FRANK S. ROYAL, M.D.

           SIGNATURE                       TITLE                 DATE


                                      Director
               *                                             May 24, 1995
____________________________________
          ROBERT D. WALTER

                                      Director
               *                                             May 24, 1995
____________________________________
          WILLIAM T. YOUNG

     /s/ Stephen T. Braun

*By: __________________________

       STEPHEN T. BRAUN

       ATTORNEY-IN-FACT

EXHIBITS                        EXHIBIT INDEX                           PAGE
  NO.                                                                    NO.
--------                                                                ----
  1*     --Form of Dealer Manager Agreement between the Registrant
           and the Dealer Manager.
  4.1*   --Indenture dated as of December 15, 1993 between the
           Registrant and The First National Bank of Chicago, as
           Trustee (filed as Exhibit 4.11 to the Registrant's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1993, and incorporated herein by reference).
  4.2 *  --Indenture dated as of May 1, 1992 between Healthtrust and
           The First National Bank of Boston, as Trustee (filed as
           Exhibit 4.5 to Healthtrust's Annual Report on Form 10-K
           for the fiscal year ended August 31, 1992, and
           incorporated herein by reference).
  4.3*   --Indenture dated as of March 30, 1993 between Healthtrust and The First National Bank of Boston, as Trustee (filed
           as Exhibit 2 to Healthtrust's Registration Statement on
           Form 8-A dated April 22, 1993, and incorporated herein by
           reference).
  4.4*   --First Supplemental Indenture dated as of April 24, 1995
           among the Registrant, Healthtrust and The First National
           Bank of Boston, as Trustee, with respect to the Old
           10 3/4% Notes.
  4.5*   --First Supplemental Indenture dated as of April 24, 1995
           among the Registrant, Healthtrust and The First National
           Bank of Boston, as Trustee, with respect to the Old
           10 1/4% Notes and the Old 8 3/4% Debentures.
  4.6*   --Form of Second Supplemental Indenture among the Registrant,
           Healthtrust and The First National Bank of Boston, as
           Trustee, with respect to the Old 10 3/4% Notes.
  4.7*   --Form of Second Supplemental Indenture among the Registrant,
           Healthtrust and The First National Bank of Boston, as
           Trustee, with respect to the Old 10 1/4% Notes and the
           Old 8 3/4% Debentures.
  4.8*   --Resolutions of the Board of Directors of the Registrant
           dated April 12, 1995 regarding the terms of the New
           Securities.
  5*     --Opinion of Stephen T. Braun, Esq., Senior Vice President
           and General Counsel of the Registrant, regarding the issuance of the registered securities.
  8*     --Opinion of Stephen T. Braun, Esq., Senior Vice President
           and General Counsel of the Registrant, regarding certain
           United States federal income tax matters (incorporated
           in Exhibit 5).
  12.1*  --Statement regarding computation of Registrant's supplemental ratios of earnings to fixed charges (incorporated in the Prospectus at p. 15).
  12.2*  --Statement regarding computation of Registrant's historical ratios of earnings to fixed charges (filed as Exhibit 12 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).
  12.3*  --Statement regarding computation of Healthtrust's ratios of earnings to fixed charges.
  23.1** --Consent of Ernst & Young LLP with respect to the Registrant. 23.2** --Consent of Ernst & Young LLP with respect to Healthtrust.
  23.3*  --Consent of Stephen T. Braun, Esq., Senior Vice President and
           General Counsel of the Registrant (incorporated in Exhibit 5).
  24*    --Power of Attorney (incorporated in Registration Statement at p. II-4).
  25.1* --The First National Bank of Boston Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 (filed as Exhibit 26.1 to Healthtrust's Registration Statement on Form S-3 dated April 22, 1994, and incorporated herein by reference).
  25.2* --The First National Bank of Chicago Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 (filed as Exhibit 26 to the Registrant's
           Registration Statement on Form S-3 dated November 10, 1993, and incorporated herein by reference).
  99.1*  --Letter of Transmittal and Consent with respect to the
           Old 10 3/4% Notes.
  99.2*  --Letter of Transmittal and Consent with respect to the
           Old 10 1/4% Notes.
  99.3* --Letter of Transmittal and Consent with respect to the Old 8 3/4% Debentures.

--------
 * previously filed or incorporated by reference
** filed herewith